MORRIS PUBLISHING GROUP, LLC

and

MORRIS PUBLISHING FINANCE CO.,

as Issuers,

THE GUARANTORS PARTY HERETO,

as Guarantors

Floating Rate Secured Notes due 2014

_________________________

INDENTURE

Dated as of March 1, 2010

_________________________

Wilmington Trust FSB,

as Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.3,7.8, 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	14.3
	(c)	14.3
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	7.6
	(c)	7.6, 14.2
	(d)	7.6
314	(a)(1)	N.A.
	(a)(2)	N.A.
	(a)(3)	N.A.
	(a)(4)	14.5
	(b)	12.2
	(c)(1)	14.4
	(c)(2)	14.4
	(c)(3)	14.4
	(d)	12.2, 12.5
	(e)	14.5
	(f)	N.A.
315	(a)	7.2
	(b)	7.5,14.2
	(c)	7.1
	(d)	7.1
	(e)	6.12
316	(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	N.A.
317	(a)(1)	6.8
	(a)(2)	6.10
	(b)	2.4
318	(a)	14.1
	(b)	N.A.
	(c)	14.1

N.A. means not applicable.

*      This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

Page

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.	Definitions.	1
Section 1.2.	Other Definitions.	27
Section 1.3.	Incorporation by Reference of Trust Indenture Act.	28
Section 1.4.	Rules of Construction.	28
Section 1.5.	Acts of Holders.	29

ARTICLE II.

THE NOTES

Section 2.1.	Form and Dating.	30
Section 2.2.	Execution and Authentication.	32
Section 2.3.	Registrar and Paying Agent.	33
Section 2.4.	Paying Agents To Hold Money in Trust.	33
Section 2.5.	Holder Lists.	34
Section 2.6.	Transfer and Exchange.	34
Section 2.7.	Replacement Notes.	38
Section 2.8.	Outstanding Notes.	39
Section 2.9.	Treasury Notes.	39
Section 2.10.	Temporary Notes.	39
Section 2.11.	Cancellation.	39
Section 2.12.	Defaulted Interest.	40
Section 2.13.	Persons Deemed Owners.	40
Section 2.14.	CUSIP Numbers.	40

ARTICLE III.

REDEMPTION AND REPURCHASE

Section 3.1.	Notices to Trustee.	41
Section 3.2.	Selection of Notes.	41
Section 3.3.	Notice of Optional Redemption.	42
Section 3.4.	Effect of Notice of Redemption.	43
Section 3.5.	Deposit of Redemption Price or Purchase Price.	43
Section 3.6.	Notes Redeemed or Repurchased in Part.	43
Section 3.7.	Optional Redemption.	44
Section 3.8.	[Intentionally Omitted].	44
Section 3.9.	Repurchase upon Change of Control Offer.	44
Section 3.10.	Repurchase upon Application of Excess Proceeds.	46
Section 3.11.	Mandatory Redemption with Excess Free Cash Flow.	48

-i-

ARTICLE IV.

COVENANTS

Section 4.1.	Payment of Principal and Interest.	50
Section 4.2.	Maintenance of Office or Agency.	51
Section 4.3.	Reports.	51
Section 4.4.	Compliance Certificate.	52
Section 4.5.	Taxes.	53
Section 4.6.	Stay, Extension and Usury Laws.	53
Section 4.7.	Limitation on Restricted Payments.	54
Section 4.8.	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.	55
Section 4.9.	Limitation on Incurrence of Additional Indebtedness.	56
Section 4.10.	Limitation on Asset Sales.	56
Section 4.11.	Limitations on Transactions with Affiliates.	58
Section 4.12.	Limitation on Liens.	60
Section 4.13.	Continued Existence.	60
Section 4.14.	Insurance Matters.	60
Section 4.15.	Working Capital Balance.	61
Section 4.16.	Additional Subsidiaries.	61
Section 4.17.	Conduct of Business.	61
Section 4.18.	Payments for Consent.	62
Section 4.19.	Limitation on Preferred Stock of Restricted Subsidiaries.	62
Section 4.20.	Prohibition on Incurrence of Senior Subordinated Debt.	62
Section 4.21.	Events of Loss.	62
Section 4.22.	Financial Covenants.	64
Section 4.23.	Capital Expenditures.	65
Section 4.24.	Services Agreement.	66
Section 4.25.	Maintenance of Properties and Intellectual Property Rights.	66
Section 4.26.	Compliance with Laws.	66
Section 4.27.	Books and Records; Inspection Rights.	66
Section 4.28.	Security Documents.	66
Section 4.29.	Further Assurances.	67
Section 4.30.	Board Observer.	67

ARTICLE V.

SUCCESSORS

Section 5.1.	Merger, Consolidation and/or Sale of Assets.	68
Section 5.2.	Successor Corporation Substituted.	71

-ii-

ARTICLE VI.

DEFAULTS AND REMEDIES
Section 6.1.	Events of Default.	71
Section 6.2.	Acceleration.	73
Section 6.3.	Other Remedies.	74
Section 6.4.	Waiver of Past Defaults.	74
Section 6.5.	Control by Majority.	75
Section 6.6.	Limitation on Suits.	75
Section 6.7.	Rights of Holders of Notes To Receive Payment.	75
Section 6.8.	Collection Suit by Trustee.	76
Section 6.9.	[Intentionally Omitted].	76
Section 6.10.	Trustee May File Proofs of Claim.	76
Section 6.11.	Priorities.	76
Section 6.12.	Undertaking for Costs.	77

ARTICLE VII.

TRUSTEE

Section 7.1.	Duties of Trustee.	77
Section 7.2.	Rights of Trustee.	78
Section 7.3.	Individual Rights of Trustee.	80
Section 7.4.	Trustee’s Disclaimer.	80
Section 7.5.	Notice of Defaults.	80
Section 7.6.	Reports by Trustee to Holder of the Notes.	80
Section 7.7.	Compensation, Reimbursement and Indemnity.	80
Section 7.8.	Replacement of Trustee.	81
Section 7.9.	Successor Trustee by Merger, Etc.	82
Section 7.10.	Eligibility; Disqualification.	83
Section 7.11.	Preferential Collection of Claims Against Issuers.	83

ARTICLE VIII.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.	Option To Effect Legal Defeasance or Covenant Defeasance.	83
Section 8.2.	Legal Defeasance and Discharge.	83
Section 8.3.	Covenant Defeasance.	84
Section 8.4.	Conditions to Legal or Covenant Defeasance.	84
Section 8.5.	Deposited Money and U.S. Government Securities To Be Held in Trust; Other Miscellaneous Provisions.	86
Section 8.6.	Repayment to the Issuers.	86
Section 8.7.	Reinstatement.	87

-iii-

ARTICLE IX.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.	Without Consent of Holders of Notes.	87
Section 9.2.	With Consent of Holders of Notes.	87
Section 9.3.	Compliance with Trust Indenture Act.	89
Section 9.4.	Revocation and Effect of Consents.	89
Section 9.5.	Notation on or Exchange of Notes.	89
Section 9.6.	Trustee To Sign Amendment, Etc.	89

ARTICLE X.

SUBORDINATION

Section 10.1.	Notes Subordinated.	90
Section 10.2.	Payments May Be Made Prior to Dissolution.	91
Section 10.3.	Notice to Trustee.	91
Section 10.4.	Reliance on Judicial Order or Certificate of Liquidating Agent.	92
Section 10.5.	Trustee’s Relation to Senior Debt.	92
Section 10.6.	Noteholders Authorize Trustee To Effectuate Subordination of Notes.	92
Section 10.7.	The Intercreditor Agreement Not To Prevent Events of Default.	93
Section 10.8.	Trustee’s Compensation Not Prejudiced.	93

ARTICLE XI.

GUARANTEE

Section 11.1.	Unconditional Guarantee.	93
Section 11.2.	Severability.	93
Section 11.3.	Limitation of Guarantor’s Liability.	93
Section 11.4.	Release of Guarantor.	93
Section 11.5.	Contribution.	94
Section 11.6.	Deferral of Subrogation.	94
Section 11.7.	Execution of Guarantee.	95
Section 11.8.	Waiver of Stay, Extension or Usury Laws.	95

ARTICLE XII.

COLLATERAL AND SECURITY

Section 12.1.	Security Documents; Intercreditor Agreement.	96
Section 12.2.	Recording and Opinions.	99
Section 12.3.	Release of Collateral.	100
Section 12.4.	Additional Collateral.	100
Section 12.5.	Certificates of the Issuers.	101
Section 12.6.	No Determination by the Trustee.	101

-iv-

Section 12.7.	Authorization of Actions to Be Taken by the Trustee and the Collateral Agent Under the Security Documents.	102
Section 12.8.	Action by the Trustee or Collateral Agent.	102
Section 12.9.	Replacement of Collateral Agent.	103
Section 12.10.	Authorization of Receipt of Funds by the Collateral Agent Under the Security Documents.	103
Section 12.11.	Termination of Security Interest.	103
Section 12.12.	Conflicts Between Indenture and Security Documents.	104

ARTICLE XIII.

SATISFACTION AND DISCHARGE

Section 13.1.	Satisfaction and Discharge.	104
Section 13.2.	Application of Trust.	104

ARTICLE XIV.

MISCELLANEOUS

Section 14.1.	Trust Indenture Act Controls.	104
Section 14.2.	Notices.	104
Section 14.3.	Communication by Holders of Notes with Other Holders of Notes.	106
Section 14.4.	Certificate and Opinion as to Conditions Precedent.	106
Section 14.5.	Statements Required in Certificate or Opinion.	107
Section 14.6.	Rules by Trustee and Agents.	107
Section 14.7.	No Personal Liability of Directors, Managers, Officers, Employees, Members and Stockholders.	107
Section 14.8.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.	108
Section 14.9.	No Adverse Interpretation of Other Agreements.	108
Section 14.10.	Successors.	108
Section 14.11.	Severability.	108
Section 14.12.	Counterpart Originals.	108
Section 14.13.	Table of Contents, Headings, Etc.	109

SCHEDULES

Schedule A	Guarantors
Schedule B	List of Acceptable Financial Institutions
Schedule C	Properties subject to a Mortgage

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Guarantee

-v-

INDENTURE

INDENTURE dated as of March 1, 2010 among Morris Publishing Group, LLC, a Georgia limited liability company (the “Company” or “Morris Publishing”), and Morris Publishing Finance Co., a Georgia corporation, (“Morris Finance,” each an “Issuer” and together, the “Issuers”) as joint and several obligors, the Guarantors (as defined herein) listed on Schedule A hereto, and Wilmington Trust FSB, a federal savings bank, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuers’ Floating Rate Secured Notes due 2014:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.	Definitions.

“Acceptable Financial Institution” means (a) each of the financial institutions listed in Schedule B attached hereto and (b) any financial institution organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having combined capital and surplus of not less than $250.0 million.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Morris Publishing or at the time it merges or consolidates with or into Morris Publishing or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Morris Publishing or such acquisition, merger or consolidation.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  For so long as any individual or entity that is a Permitted Holder is an Affiliate of such Person, all Permitted Holders shall be deemed to be Affiliates of such Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer or disposition for value by Morris Publishing or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Morris Publishing or a Wholly Owned Restricted Subsidiary of Morris Publishing of:

(1)           any Capital Stock of any Restricted Subsidiary of Morris Publishing; or

(2)           any other property or assets of Morris Publishing or any Restricted Subsidiary of Morris Publishing other than in the ordinary course of business; provided, however, that an Asset Sale shall not include:

(a)           a transaction or series of related transactions for which Morris Publishing or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

(b)           the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Morris Publishing as permitted under Section 5.1;

(c)           any Restricted Payment permitted by Section 4.7 or that constitutes a Permitted Investment;

(d)           the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(e)           disposals or replacements of obsolete or worn out equipment; or

(f)           an Asset Swap permitted by Section 4.10.

“Asset Swap” means a concurrent purchase and sale or exchange of Permitted Business Assets between Morris Publishing or any of its Restricted Subsidiaries and another Person; provided, however, that any cash received must be applied in accordance with Section 4.10.

“Average Availability Balance” means the amount that is determined by an Officer of the Company by dividing the sum of the “excess availability” under the Working Capital Facility, if any, at the close of the Business Day on each Business Day during the applicable calendar month by the number of Business Days in such calendar month.

“Average Cash Balance” means the amount that is determined by an Officer of the Company by dividing the sum of the Working Capital Balance at the close of the business day on each Business Day during the applicable calendar month by the number of Business Days in such calendar month.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or Atlanta are authorized or required by law, regulation or executive order to remain closed.  If a payment date is not on a Business Day at the place where such payment is to be made, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Stock” means:

(1)           with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2)           with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP; provided, that for purposes of this definition, references to “GAAP” shall mean GAAP as in effect on the Issue Date

“Cash Equivalents” means:

(1)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)           marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P, Moody’s or Fitch, Inc. (“Fitch”);

(3)           commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P, at least P-1 from Moody’s or at least F1 from Fitch;

(4)           certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)           investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; provided, however, that for purposes of the subordination provisions, the term “Cash Equivalents” shall not include obligations of the type referred to in clause (5).

“Cash Flow Adjustments” means the sum of the following for the Issuers and their Subsidiaries during or for any applicable period and solely to the extent not accounted for in the Company’s net cash provided by operating activities in the consolidated cash flow statements for the applicable period:  (i) Capital Expenditures (net of any proceeds of any related financings) permitted pursuant to this Indenture, (ii) cash payments made in respect of any acquisitions of any businesses by the Company or any of its Restricted Subsidiaries permitted by this Indenture (including related fees and expenses and any earn-out, purchase price adjustment, non-competition, and other customary cash payments required to be made in respect of such acquisitions), (iii) cash amounts paid in respect of Permitted Investments (other than all or any portion of any Permitted Investments held in the form of Cash or Cash Equivalents), (iv) scheduled principal payments and mandatory and voluntary prepayments, including prepayment premiums or penalties, of funded Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to this Indenture, provided that payments or prepayments in respect of any revolving credit Indebtedness under any revolving credit facility shall not be included in this clause (iv) to the extent of the amounts borrowed on such revolving credit facility during the applicable period, (v) Net Cash Proceeds, (vi) Net Loss Proceeds and (vii) cash interest payments on the Notes (regardless of whether GAAP would treat such payments as interest expense).

“Cash Interest Coverage Ratio” means, as at any date of determination, the ratio of Consolidated EBITDA during the preceding four fiscal quarters to the Consolidated Interest Expense required to be paid in cash during the preceding four fiscal quarters; provided, however, that interest accrued on any of the Issuers’ 7% Senior Subordinated Notes due 2013 that are not outstanding on the date of determination shall be disregarded.

“Cash on Hand” means for any day, the balance of cash and Cash Equivalents held by the Company and its Subsidiaries.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.1(d), in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Change of Control” means the occurrence of one or more of the following events:

(1)           any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Morris Publishing to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), other than to the Permitted Holders;

(2)           the approval by the holders of Capital Stock of Morris Publishing of any plan or proposal for the liquidation or dissolution of Morris Publishing (whether or not otherwise in compliance with the provisions of this Indenture);

(3)           any Person or Group (other than the Permitted Holders and any entity formed solely for the purpose of owning Capital Stock of Morris Publishing) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Morris Publishing;

(4)           the replacement of a majority of the Board of Directors of Morris Publishing over a two-year period from the directors who constituted the Board of Directors of Morris Publishing at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Morris Publishing then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

(5)           Permitted Holders shall cease to own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Morris Publishing.

“Collateral” has the meaning given to such term in the Security Agreement.

“Collateral Agent” means Wilmington Trust FSB solely in its capacity as collateral agent for the Holders and the Tranche B Lender or any other collateral agent for the Holders and the Tranche B Lender under the Security Documents.

“Commission” means the Securities and Exchange Commission.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Morris Publishing Group, LLC, a limited liability company organized under the laws of the State of Georgia, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)           Consolidated Net Income; and

(2)           to the extent Consolidated Net Income has been reduced thereby:

(a)           all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(b)           Consolidated Interest Expense;

(c)           Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP; and

(d)           non-recurring cash restructuring charges for such Person and its Restricted Subsidiaries incurred during calendar years 2009 and 2010 and in connection with (i) this Indenture, (ii) the Senior Debt Credit Agreement, (iii) the Restructuring Support Agreement, (iv) the JPM Facility, (v) the Refinanced Debt and (vi) all negotiations and transactions directly related to (i) through (v) above.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)           the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation:  (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

(2)           the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

(3)           an amount equal to the product of (i) the aggregate dividends paid on Disqualified Capital Stock during such period and (ii) a fraction, the numerator of which is one and the denominator of which is one minus such Person’s then effective combined tax rate, to the extent paid.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (to the extent otherwise not excluded therefrom):

(1)           after-tax gains from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2)           after-tax items classified as extraordinary gains or losses;

(3)           the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(4)           the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

(5)           any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(7)           in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

(8)           Permitted Tax Distributions.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ or members’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP

(excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Morris Publishing or any Restricted Subsidiary of Morris Publishing against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.6(b) as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include such successor.

“Designated Senior Debt” means (1) Indebtedness under or in respect of the Refinanced Debt, if applicable, and (2) Indebtedness under or in respect of the Working Capital Facility.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the pollution or protection of the environment or the preservation or reclamation of natural resources, including those relating to the management, release or threatened release of, or exposure to, any Hazardous Material.

“Event of Loss” means, with respect to any property, any (i) loss, destruction or damage of such property, (ii) condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation or requisition of the use of such property or (iii) settlement in lieu of clause (ii) above.

“Event of Loss Trigger Date” means the later of (i) the 181st day after receipt of Net Loss Proceeds from an Event of Loss, or (ii) the 361st day after receipt of Net Loss Proceeds from an Event of Loss, if Morris Publishing or the Restricted Subsidiary, as applicable, has entered into a definitive, binding agreement on commercially reasonable terms negotiated on an arms-length basis to apply Net Loss Proceeds to the purchase or construction of assets permitted in Section 4.21(a).

“Excess Free Cash Flow” means, for any Excess Cash Flow Period, an amount, if positive, equal to (i) the amount of net cash provided by operating activities as shown on Morris Publishing’s consolidated cash flow statements for such period plus (ii) any Working Capital Balance on the relevant Cash Flow Determination Date resulting from any drawdown under any revolving credit facility, including the Working Capital Facility, to the extent such Working Capital Balance is not either included in clause (i) of this definition or used in compliance with the provisions of this Indenture prior to the delivery of the Officers’ Certificate required under Section 3.11(b) with respect such Excess Cash Flow Period less (iii) the Cash Flow Adjustments during such Excess Cash Flow Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto and the rules and regulations promulgated thereunder.

“Fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value shall be determined by the Board of Directors of Morris Publishing acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of Morris Publishing delivered to the Trustee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Notes” means the global Notes substantially in the form of Exhibit A hereto issued in accordance with Article II hereof.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means each guarantee of the Notes by each Guarantor.

“Guarantor” means:  (1) each Domestic Restricted Subsidiary of Morris Publishing (other than Morris Finance) as of the Issue Date; and (2) each of Morris Publishing’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Guarantor Senior Debt” means, with respect to any Guarantor:  the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of, or guaranteed by, a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor.  Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(x)           all monetary obligations of every nature of such Guarantor under, or with respect to, the Designated Senior Debt, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

(y)           all Interest Swap Obligations (and guarantees thereof); and

(z)           all obligations under Currency Agreements (and guarantees thereof);

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1)           any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

(2)           Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Designated Senior Debt;

(3)           Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

(4)           Indebtedness represented by Disqualified Capital Stock;

(5)           any liability for federal, state, local or other taxes owed or owing by such Guarantor;

(6)           that portion of any Indebtedness incurred in violation of this Indenture provisions set forth under Section 4.9 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of Morris Publishing to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

(7)           Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Morris Publishing; and

(8)           any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

“Hazardous Material” means any substance, material or waste in such form or amount that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including, without limitation, petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances in the applicable forms and amounts.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means with respect to any Person, without duplication:

(1)           all Obligations of such Person for borrowed money;

(2)           all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all Capitalized Lease Obligations of such Person;

(4)           all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)           all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)           guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)           all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)           all Obligations under any Currency Agreement and Interest Swap Obligations of such Person; and

(9)           all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Documents” means this Indenture, the Notes and the Security Documents.

“Independent Director” of any Person means a member of the Board of Directors of such Person that is “Independent” within the meaning of the New York Stock Exchange Listed Company Manual.

“Independent Financial Advisor” means a firm of national status:

(1)           which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Morris Publishing; and

(2)           which, in the judgment of the Board of Directors of Morris Publishing, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Intercreditor Agreement” means an Intercreditor Agreement, meeting the criteria set forth in Section 10.1 (b), to be entered into between the Collateral Agent and agent for the lenders parties to the Refinanced Debt and/or Working Capital Facility, as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.  “Investment” shall exclude extensions of trade credit by Morris Publishing and its Restricted Subsidiaries (to Persons who are not otherwise Affiliates) on commercially reasonable terms in accordance with normal trade practices of Morris Publishing or such Restricted Subsidiary, as the case may be.  If Morris Publishing or any Restricted Subsidiary of Morris Publishing sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of Morris Publishing such that, after giving effect to any such sale or disposition, Morris Publishing no longer owns, directly or indirectly, 50% of the outstanding Common Stock of such Restricted Subsidiary, Morris Publishing shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means the date of original issuance of the Notes.

“Issuers” means the Persons named as Issuers in the introductory paragraph to this Indenture until a successor Person or Persons shall have become such in accordance with the applicable provisions of this Indenture, and thereafter means such successor Person or Persons.

“JPM Facility” means the Credit Agreement dated as of December 14, 2005 as amended and supplemented among Morris Publishing, Morris Communications, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

“LIBOR” means the rate for deposits in U.S. Dollars for a period comparable to the relevant interest period which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London, England time.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc.

“Morris Communications” means Morris Communications Company, LLC, a Georgia limited liability company.

“Morris Communications Fee” shall have the meaning given such term in the Services Agreement.

“Mortgages” means, collectively, one or more instruments of mortgage, deeds of trust, assignment of rents, security agreement and fixture filing executed by an Obligor in favor of the Collateral Agent, for the benefit of the Holders and the Tranche B Lender, and covering the properties and leasehold interests identified in Schedule C hereto that are to be subject to the Lien of a mortgage.

“MSTAR Solutions Fee” shall have the meaning given such term in the Services Agreement.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Morris Publishing or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)           reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)           taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)           repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

(4)           appropriate amounts to be provided by Morris Publishing or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Morris Publishing or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Net Cash Proceeds Amount” means the aggregate amount of Net Cash Proceeds applied to repurchase Notes in a Net Proceeds Offer.

“Net Loss Proceeds” means the aggregate cash proceeds received by an Issuer or any of its Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), and any taxes attributable to such Event of Loss paid or payable by an Issuer or any Restricted Subsidiary as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Net Proceeds Offer Trigger Date” means, with respect to Net Cash Proceeds that will be applied to a Net Proceeds Offer, the date of the first Business Day that is 100 days after the consummation of the applicable Asset Sale yielding such Net Cash Proceeds, or such other earlier date, if any, as the Board of Directors of Morris Publishing or of a Restricted Subsidiary determines to apply such Net Cash Proceeds to a Net Proceeds Offer.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Notes” means up to $100,000,000 in aggregate principal amount of the Issuers’ Floating Rate Secured Notes due 2014, originally issued on the Issue Date, which amount may be increased to reflect the payments of PIK Interest, as amended or supplemented from time to time, substantially in the form set forth in Exhibit A.  For purposes of this Indenture, all references to “principal amount” of the Notes shall include any increase in the principal amount of the Notes as a result of the payment of PIK Interest.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Obligors” means, collectively, the Issuers and the Guarantors.

“Officer” means (a) with respect to any Person that is a corporation, the Chairman of its Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Assistant Treasurer or Assistant Secretary of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person, one of whom must be the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or any principal accounting officer of such Person, that meets the requirements of Sections 14.4 and 14.5.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Sections 14.4 and 14.5.  The counsel may be an employee of or in-house counsel to an Issuer or any Subsidiary of Morris Publishing and who shall be acceptable to the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of Morris Publishing or any Guarantor that ranks equal in right of payment with the Notes or the Guarantee of such Guarantor, as the case may be.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Business” means (i) the ownership and operation of regional, local and other newspapers and other businesses directly related to the newspaper operations of Morris Publishing and its Restricted Subsidiaries, including the gathering and dissemination of news and information; and (ii) broadcast, electronic media and other businesses deriving a majority of revenue from advertising or subscriptions.

“Permitted Business Assets” means assets used or useful in a Permitted Business.

“Permitted Holders” means as of the date of determination (1) William S. Morris III, William S. Morris IV, Mary S. Morris, J. Tyler Morris and Susie Morris Baker; (2) immediate family members (including spouses and direct descendants) of the Persons described in clause (1); (3) any trusts created for the benefit of the Persons described in clauses (1), (2) or (4) or any trust for the benefit of any such trust; or (4) in the event of the incompetence or death of any of the Persons described in clauses (1) and (2), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Morris Publishing.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)           Indebtedness under the Notes in an aggregate principal amount not to exceed $100.0 million (plus the amount of any PIK Interest), pursuant to this Indenture and the Guarantees (plus any amounts in respect of potential interest payments, including payments with respect to PIK Interest added to principal, under the Notes that may be treated as indebtedness in accordance with GAAP);

(2)           Indebtedness incurred pursuant to the Tranche B Loan, the Refinanced Debt, and the Working Capital Facility;

(3)           other Indebtedness of Morris Publishing and its Restricted Subsidiaries outstanding on the Issue Date less the amount of any scheduled amortization payments or mandatory prepayments, in each case, when actually paid, or permanent reductions thereon;

(4)           Interest Swap Obligations of Morris Publishing or any Restricted Subsidiary of Morris Publishing covering Indebtedness of Morris Publishing or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect Morris Publishing and its Restricted Subsidiaries from fluctuations in interest rates;

(5)           Indebtedness under Currency Agreements; provided, however, that (a) in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Morris Publishing and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder and (b) such Currency Agreements are designed to protect Morris Publishing or any Restricted Subsidiary of Morris Publishing against fluctuations in currency values;

(6)           Indebtedness of a Restricted Subsidiary of Morris Publishing to Morris Publishing or to a Wholly Owned Restricted Subsidiary of Morris Publishing for so long as such Indebtedness is held by Morris Publishing or a Wholly Owned Restricted Subsidiary of Morris Publishing or the holder of a Lien permitted under this Indenture, in each case subject to no Lien held by a Person other than Morris Publishing or a Wholly Owned Restricted Subsidiary of Morris Publishing or the holder of a Lien permitted under this Indenture; provided, however, that if as of any date any Person other than Morris Publishing or a Wholly Owned Restricted Subsidiary of Morris Publishing or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7)           Indebtedness of Morris Publishing to a Wholly Owned Restricted Subsidiary of Morris Publishing for so long as such Indebtedness is held by a Wholly

Owned Restricted Subsidiary of Morris Publishing or the holder of a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided, however, that (a) any Indebtedness of Morris Publishing to any Wholly Owned Restricted Subsidiary of Morris Publishing that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to Morris Publishing’s obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of Morris Publishing or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by Morris Publishing;

(8)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

(9)           Indebtedness of Morris Publishing or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10)           Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of Morris Publishing and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed in the aggregate $5.0 million at any one time outstanding;

(11)           Refinancing Indebtedness;

(12)           Indebtedness represented by guarantees by Morris Publishing or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture; and

(13)           Indebtedness of Morris Publishing or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets permitted under this Indenture.

For purposes of determining compliance with Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above, Morris Publishing shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.9.  Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.9.

“Permitted Investments” means:

(1)           Investments by Morris Publishing or any Restricted Subsidiary of Morris Publishing in any Person that is or will become immediately after such Investment a Restricted Subsidiary of Morris Publishing or that will merge or consolidate into Morris Publishing or a Restricted Subsidiary of Morris Publishing;

(2)           Investments in Morris Publishing by any Restricted Subsidiary of Morris Publishing; provided, however, that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to Morris Publishing’s obligations under the Notes and this Indenture;

(3)           investments in cash and Cash Equivalents;

(4)           loans and advances to employees, directors and officers of Morris Publishing and its Restricted Subsidiaries (other than employees, directors and officers that are Permitted Holders or Affiliates thereof) in the ordinary course of business for bona fide business purposes not in excess of $100,000 in the aggregate at any one time outstanding;

(5)           Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Morris Publishing’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(6)           Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(7)           Investments represented by guarantees that are otherwise permitted under this Indenture;

(8)           Investments the payment for which is Qualified Capital Stock of Morris Publishing; and

(9)           any Asset Swap made in accordance with Section 4.10.

“Permitted Liens” means the following types of Liens:

(1)           Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Morris Publishing or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)           judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded (if required under applicable law) and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)           easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Morris Publishing or any of its Restricted Subsidiaries;

(6)           any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(7)           Liens securing Purchase Money Indebtedness incurred or in the ordinary course of business; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of Morris Publishing or any Restricted Subsidiary of Morris Publishing other than the property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;

(8)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)           Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)           Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Morris Publishing or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11)           Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(12)           Liens securing Indebtedness under Currency Agreements;

(13)           Liens securing Acquired Indebtedness incurred in accordance with Section 4.9; provided, however, that:

(a)           such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Morris Publishing or a Restricted Subsidiary of Morris Publishing and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Morris Publishing or a Restricted Subsidiary of Morris Publishing; and

(b)           such Liens do not extend to or cover any property or assets of Morris Publishing or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Morris Publishing or a Restricted Subsidiary of Morris Publishing and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Morris Publishing or a Restricted Subsidiary of Morris Publishing;

(14)           Liens on assets of a Restricted Subsidiary of Morris Publishing that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

(15)           leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of Morris Publishing and its Restricted Subsidiaries;

(16)           banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(17)           Liens arising from filing Uniform Commercial Code financing statements regarding leases; and

(18)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

“Permitted Tax Distributions” means the payment of any dividend or distribution to the direct or indirect beneficial owners of shares of Capital Stock of Morris Publishing in an amount not to exceed the then maximum federal, state and local income tax liabilities arising from income of Morris Publishing and its Restricted

Subsidiaries and attributable to them solely as a result of Morris Publishing (and any intermediate entity through which the holder owns such shares of Capital Stock) being a disregarded limited liability company, partnership or similar entity for federal income tax purposes.

“Person” means an individual, partnership, limited liability company, corporation, unincorporated organization, trust or joint venture, any other business entity or a governmental agency or political subdivision thereof.

“PIK Interest” means interest paid on the Notes in the form of increasing the outstanding principal amount of the Notes or issuing additional Notes.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Date” means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

“Purchase Money Indebtedness” means Indebtedness of Morris Publishing or its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

“Purchase Price” means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest thereon to the Purchase Date, unless otherwise specifically provided herein.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Redemption Date” means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest thereon to the Redemption Date, unless otherwise specifically provided herein.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, or replace or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinanced Debt” means the credit facility or credit facilities entered into by the Issuers or their Affiliates to effect the Required Refinancing which credit facility or credit facilities shall be entered into with a commercial bank that is not an Affiliate of any of the Obligors.

“Refinancing Indebtedness” means any Refinancing by Morris Publishing or any Restricted Subsidiary of Morris Publishing of Indebtedness incurred in accordance with Section

4.9 (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9), (10), (12) or (13) of the definition of Permitted Indebtedness), in each case that does not:

(1)           result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Morris Publishing in connection with such Refinancing); or

(2)           create Indebtedness with:  (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness solely of Morris Publishing (and is not otherwise guaranteed by a Restricted Subsidiary of Morris Publishing), then such Refinancing Indebtedness shall be Indebtedness solely of Morris Publishing and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Representative” means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

“Required Noteholders” means Holders of more than 50% of the principal amount of Notes then outstanding.

“Required Refinancing” means the Refinancing of the full amount of the Tranche B Loan that is required within 150 days from the date of this Indenture pursuant to the terms of this Indenture and the Restructuring Support Agreement.

“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the corporate trust department of the Trustee or the Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Restructuring Support Agreement” means the Restructuring Support Agreement, dated as of October 30, 2009, entered into by and among the Issuers, the Guarantors and certain holders of the 7% Senior Subordinated Notes due 2013 signatory thereto.

“S&P” means Standard & Poor’s Ratings Group.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Morris Publishing or a Restricted Subsidiary of any property, whether owned by Morris Publishing or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by Morris Publishing or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto and the rules and regulations promulgated thereunder.

“Security Agreement” means a Security and Collateral Agency Agreement, dated the date hereof, by and among each Obligor, the Tranche B Lender and the Collateral Agent, in favor of the Collateral Agent, for the benefit of the Holders and the Tranche B Lender, as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

“Security Documents” means, collectively, the Security Agreement, the Mortgages and all Uniform Commercial Code financing statements, pledge agreements, collateral assignments, control agreements and other instruments evidencing or creating a Lien in favor of the Collateral Agent, for the benefit of the Holders and the Tranche B Lender, in each case, as amended, restated, extended, renewed, supplemented, or otherwise modified from time to time, in accordance with the terms thereof.

“Senior Debt” means the principal of, premium, if any, and interest (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) on any Indebtedness of Morris Publishing, whether outstanding on the Issue Date or thereafter created, incurred or assumed, pursuant to which Obligations under the Indenture, the Notes and the Indenture Documents are expressly subordinated pursuant to the Indenture, Intercreditor Agreement or the Security Documents.  Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(1)           all monetary obligations of every nature of Morris Publishing under, or with respect to, the Refinanced Debt, and the Working Capital Facility, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

(2)           all Interest Swap Obligations (and guarantees thereof); and

(3)           all obligations under Currency Agreements (and guarantees thereof); in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1)           any Indebtedness of Morris Publishing to a Subsidiary of Morris Publishing;

(2)           Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of Morris Publishing or any Subsidiary of Morris Publishing (including, without limitation, amounts owed for compensation);

(3)           Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

(4)           Indebtedness represented by Disqualified Capital Stock;

(5)           any liability for federal, state, local or other taxes owed or owing by Morris Publishing;

(6)           that portion of any Indebtedness incurred in violation of Section 4.9 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of Morris Publishing to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

(7)           Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Morris Publishing;

(8)           any Indebtedness which, by its express terms, is subordinated in right of payment to any other Indebtedness of Morris Publishing; or

(9)           the Tranche B Loan.

“Senior Debt Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 15, 2009, by and among Morris Publishing, Morris Communications, Tranche Manager, LLC, as administrative agent, and the lenders party thereto, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the Intercreditor Agreement.

“Services Agreement” means the Management and Services Agreement, dated as of August 7, 2003, among Morris Communications, MSTAR Solutions, LLC and the Company, as such Services Agreement, as it may be amended or supplemented from time to time.

“Significant Subsidiary”, with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Subsidiary”, with respect to any Person, means:

(1)           any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)           any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§  77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Total Leverage Ratio” means, as of any date of determination, with respect to any Person, the ratio of (a) the sum of (i) the aggregate outstanding consolidated Indebtedness of such Person for borrowed money (exclusive of trade payables), net of cash and Cash Equivalents and (ii) except to the extent included in the previous clause (i), the aggregate liquidation preference of any Preferred Stock of the Restricted Subsidiaries of such Person (exclusive of such Preferred Stock, if any, held by such Person), on a consolidated basis in accordance with GAAP to (b) the Consolidated EBITDA of such Person during the last four full fiscal quarters ending on or prior to such determination date for which financial statements are available.

“Tranche A Loan” means the Tranche A Loan as defined in the Senior Debt Credit Agreement.

“Tranche B Lender” means the lender or lenders holding the Tranche B Loan, and their successors and assigns.

“Tranche B Loan” means the Tranche B Loan as defined in the Senior Debt Credit Agreement.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” of any Person means:

(1)           any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Morris Publishing or any other

Restricted Subsidiary of Morris Publishing that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that:

(1)           Morris Publishing certifies to the Trustee that such designation complies with Section 4.7;

(2)           each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation created, incurred, issued, assumed, guaranteed or otherwise become, and will not after the time of designation take any such action to become, directly or indirectly liable with respect to any Indebtedness pursuant to which any lender has recourse to any of the assets of Morris Publishing or any of its Restricted Subsidiaries; and

(3)           immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.7, the portion of the fair market value of the net assets of such Subsidiary of Morris Publishing at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of Morris Publishing and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of Morris Publishing, shall be deemed to be an Investment.  Such designation will be permitted only if such Investment would be permitted at such time under Section 4.7.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)           immediately after giving effect to such designation, Morris Publishing is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9; and

(2)           immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

Morris Publishing may not designate Morris Finance as an Unrestricted Subsidiary.

“U.S. Government Securities” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depository receipt.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any other Wholly Owned Subsidiary of such Person.

“Working Capital Balance” means, for any day, the aggregate balance of cash and Cash Equivalents of the Company and its Subsidiaries; provided, however, that amounts of Net Cash Proceeds (plus amounts described in causes (2) and (4) of the definition of Net Cash Proceeds pending their use as contemplated) or Net Loss Proceeds shall be excluded from the Working Capital Balance.

“Working Capital Facility” means a secured working capital revolving credit facility to be entered into by the Company with a commercial bank that is not an Affiliate of any of the Obligors with a maximum available amount of up to $10.0 million.

Section 1.2.	Other Definitions.

Term	Defined in Section

“Acceleration Notice”	6.2
“Action”	12.8
“Affiliate Transaction”	4.11
“Agent Members”	2.6
“Audited Adjustment”	3.11
“Cause”	4.30
“Change of Control Offer”	3.9
“Change of Control Payment Date”	3.9

“Covenant Defeasance”	8.3
“Event of Default”	6.1
“Event of Loss Offer”	4.21
“Excess Cash Flow Determination Date”	3.11
“Excess Cash Flow Payment Date”	3.11
“Excess Cash Flow Period”	3.11
“Excess Loss Amount”	4.21
“Foreign Person”	2.6
“Funding Guarantor”	11.5
“incur”	4.9
“Institutional Accredited Investors”	2.1
"Intercreditor Agreement Form"	10.1
“Legal Defeasance”	8.2
“Net Proceeds Offer”	4.10
“Notice of Acceleration”	6.2
“Observer”	4.30
“Offer to Purchase”	3.10
“Optional Redemption”	3.7
“Paying Agent”	2.3
“Reference Date”	4.7
“Registrar”	2.3
“Relevant Meetings”	4.30
“Replacement Assets”	4.10
“Restricted Payment”	4.7
“Subject Property”	4.21
“Surviving Entity”	5.1

Section 1.3.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture trustee” means the Trustee;

“obligor” on the Notes means the Issuers and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.	Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and in the plural include the singular;

(e)           provisions apply to successive events and transactions; and

(f)           references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

Section 1.5.	Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Where such execution is by an officer of a corporation, a partner of a partnership, or any other duly authorized individual of another business entity on behalf of such corporation, partnership or other business entity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(c)           The ownership of Notes shall be proved by the register maintained by the Registrar.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE II.

THE NOTES

Section 2.1.	Form and Dating.

(a)           General.  The aggregate principal amount of Notes that may be authenticated and delivered and outstanding under this Indenture is limited to $100,000,000 (plus the principal amount of any additional Notes issued in payment of PIK Interest pursuant to the terms of the Notes).  The Notes shall mature on September 1, 2014.  The Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (but which do not affect the rights, duties and obligations of the Trustee) in addition to those set forth in Exhibit A hereto.  The notation on each Note relating to the Guarantees shall be substantially in the form set forth on Exhibit B hereto.  Each Note shall be dated the date of its authentication.  The terms and provisions contained in the Notes and Guarantees shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers, the Guarantors, the Holders and the Trustee, upon the execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Form of Notes.  Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions thereof, transfers of interests therein and payments of PIK Interest.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6(f) hereof.

(c)           Book-Entry Provisions.  With respect only to Global Notes deposited with the Trustee, as custodian for the Depositary,  Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)           Certificated Securities.

(i)           The Issuers shall issue Certificated Notes to all owners of beneficial interests in Global Notes if:  (1) at any time the Depositary notifies the Issuers that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Issuers shall not have appointed a successor Depositary within 120 days after the Issuers receive such notice or become aware of such ineligibility or (2) the Issuers, at their option, determine that the Global Notes shall be exchanged for Certificated Notes and deliver a written notice to such effect to the Trustee.  Upon the occurrence of any of the events set forth in clauses (1) or (2) above, the Issuers shall execute, and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate and deliver, Certificated Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.  Upon the exchange of a Global Note for Certificated Notes, such Global Note shall be cancelled by the Trustee or an agent of the Trustee.

(ii)           The Issuers shall issue Certificated Notes to a Holder of a Global Note (or such party designated by such Holder) in exchange for such Global Note, upon written request from a Holder of a Global Note if a Default or Event of Default shall have occurred and be continuing.  Upon the occurrence of the foregoing, the Issuers shall execute, and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate and deliver, Certificated Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or portion of a Global Note being exchanged.  Upon the exchange of all or a portion of a Global Note for Certificated Notes, such Global Note shall be cancelled or correspondingly reduced by the Trustee or an agent of the Issuers or the Trustee.  In the event that the Certificated Notes are not issued to a party designated by such Holder promptly after the Issuers have received a request from such Holder, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of any such party designated by such Holder to pursue such remedy with respect to the portion of the Global Note that represents such party’s beneficial interest as if such Certificated Notes had been issued.

(iii)           Certificated Notes issued in exchange for a Global Note pursuant to this Section 2.1(h) shall be registered in such names and in such authorized denominations as the Depositary shall instruct the Trustee.  The Issuers shall, or shall cause the Trustee to, deliver such Certificated Notes to or as directed by the Persons in whose names such Certificated Notes are so registered or to the Depositary.

Section 2.2.	Execution and Authentication

Two Officers of each of the Issuers shall sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time a Note is authenticated, the Note shall nevertheless be valid.  Each Guarantor shall execute a Guarantee in the manner set forth in Section 11.7.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee, upon a written order of the Issuers signed by two Officers of each of the Issuers, together with the other documents required by Sections 14.4 and 14.5, shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $100.0 million.  Such written order of the Issuers shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.  The Trustee shall authenticate and deliver any additional Notes (or increases in the principal amount of any Notes) as a result of a payment of PIK Interest, for an aggregate principal amount specified in such authentication order for such additional Notes (or increases in the principal amount of any Notes) issued or increased hereunder, for original issue upon receipt of an authentication order.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as the Trustee to deal with the Issuers or with any Affiliate of the Issuers.

On any interest payment date on which the Issuers pay PIK Interest with respect to a Global Note in accordance with the terms of the Notes, the Company shall cause the principal amount of the Global Note to be increased by  an amount equal to the interest payable, rounded up to the nearest $1.00, for the relevant interest period on the principal amount of such Global Note as of the relevant record date for such interest payment date, to the credit of the Holders on such record date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee (if it is then the Note Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Note Custodian, to reflect such increase.  On any interest payment date on which the Issuers pay PIK Interest by issuing additional Notes, the principal amount of any such Notes issued to any Holder, for the relevant interest period as of the relevant record date for such interest payment date, shall be rounded up to the nearest $1.00.  Each additional Note shall be an additional obligation of the Issuers and the Guarantors and shall be governed by, and entitled to the benefits of, this Indenture and shall be subject to the terms of this Indenture (including the Guarantees), shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as all other Notes (except, as the case may be, with respect to the issuance date and aggregate principal amount), and shall have the benefit of the Liens securing the Notes.

The Notes shall be issued in integral multiples of $1.00 (in each case with a minimum denomination of at least $1.00).

Section 2.3.	Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”).  The Registrar shall keep or cause to be kept a register of the Notes and of their transfer and exchange.  At the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers may act as Paying Agent or Registrar so long as no Event of Default has occurred and is continuing.  The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, until such time as the Trustee has resigned or a successor has been appointed.

Section 2.4.	Paying Agents To Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it relating to the Notes to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it relating to the Notes to the Trustee and account for any such money disbursed.  Upon payment over to the Trustee, the Paying Agent (if other than an Issuer) shall have no further liability for such money.  If an Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money relating to the Notes held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to an Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.	Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish or cause to be furnished to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.6.	Transfer and Exchange.

(a)           Transfer and Exchange Generally:  Book Entry Provisions.  Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuers pursuant to Section 4.2.  Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuers and the Registrar, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)           The Depositary.  The Depositary shall be a clearing agency registered under the Exchange Act.  The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Note.  Notes in certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the persons in whose names such Notes in certificated form are so registered.

(c)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuers for Certificated Notes as provided in Section 2.1(d)(i).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and Section 2.10.  Except as otherwise provided herein, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Sections 2.7 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in Section 2.1(d)(i) and this Section 2.6(c), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(d) or (e).  Neither the Issuers nor the Trustee will be liable for any delay by a Holder of a Global Note or the Depositary in identifying the beneficial owners of Notes, except as a result of the Issuers’ or Trustee’s own negligent action, negligent failure to act or own willful misconduct, as the case may be.  In the absence of bad faith on their part, the Issuers and the Trustee may conclusively rely on, and will be authorized and protected in relying on written instructions from the Holder of a Global Note or the Depositary for all purposes under this Indenture.

(d)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in Global Notes may be subject to restrictions on transfer to the extent required by the Securities Act.

Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note, in accordance with the Applicable Procedures.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(d).

(e)           Transfer or Exchange of Beneficial Interests for Certificated Notes. The holder of a beneficial interest in a Global Note may exchange such beneficial interest for a Certificated Note or transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note only upon the occurrence of the events described in Section 2.1(d)(ii), in which event such owner of such beneficial interest shall instruct the Depositary (or shall cause the appropriate Participant to direct the Depositary) in accordance with the Applicable Procedures to instruct the Trustee to reduce the aggregate principal amount of the Global Note by the applicable amount of such exchange or transfer and to issue in exchange therefore a Certificated Note or Notes in such aggregate amount and registered as provided in such instruction; and upon the Trustee’s receipt of such instruction from the Depositary (or from the applicable Participant or beneficial owner pursuant to the Depositary’s proxy procedures), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(i), and the Issuers shall execute and the Trustee shall authenticate and deliver, in both cases in accordance with Section 2.2, to the Person designated in such instruction a Certificated Note in the appropriate principal amount.  Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.6(e) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall mail or deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

(f)           Transfer and Exchange of Certificated Notes for Beneficial Interests. A Holder of a Certificated Note may exchange such Note for a beneficial interest in a Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time.  Upon receipt of a request for such an exchange or transfer together with surrender of the Certificated Note to be exchanged or transferred (and, accompanied by a written instrument or instruments of transfer as provided in Section 2.6(g), and subject to the Applicable Procedures), the Trustee shall cancel the applicable Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes pursuant to Section 2.6(i).

(g)           Transfer and Exchange of Certificated Notes for Certificated Notes.  Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.6(g), the Registrar shall register the transfer or exchange of Certificated Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, reasonably requested by the Issuers to demonstrate compliance by such Holder with applicable law.

(h)           Legends.  Each Global Note shall bear the following legend on the face thereof:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE

BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(i)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to, or retained and cancelled by, the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee upon its receipt of instructions from the Holder thereof or by the Depositary at the direction of the Trustee to reflect such increase.

(j)           General Provisions Relating to Transfers and Exchanges.

(i)           To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Certificated Notes and Global Notes upon the Issuers’ order or at the Registrar’s request.

(ii)           No service charge shall be made to a Holder for any registration of transfer, fee or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6 and 9.5).

(iii)           The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)           All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

(v)           The Issuers shall not be required:

(a)           to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection; or

(b)           to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(c)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)           Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)           The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2.

(viii)           Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(ix)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among agent members or beneficial owners of interests in any global security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7.	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or either of the Issuers or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2, shall authenticate a replacement Note if the Trustee’s requirements for replacement of Notes are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Trustee and the Issuers each may charge such Holder for their expenses in replacing such Note.

Every replacement Note is an additional Obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8	Outstanding Notes

The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because an Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, the Guarantors or by any Affiliate thereof shall be considered not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  The Issuers agree to notify the Trustee of the existence of any such treasury Notes or Notes owned by an Issuer, any Guarantor or an Affiliate thereof.

Section 2.10.	Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Global Notes or Certificated Notes in exchange for temporary Notes, as applicable.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.	Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or Paying Agent, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all cancelled Notes in accordance with the Trustee’s usual procedures.

The Trustee shall maintain a record of all cancelled Notes.  All cancelled Notes shall be delivered to the Issuers.  Subject to Section 2.7, the Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12.	Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1.  The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related interest payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related interest payment date and the amount of such interest to be paid.

Section 2.13.	Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Issuers, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Issuers, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Issuers, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.	CUSIP Numbers.

The Issuers in issuing the Notes may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers shall promptly notify the Trustee of any change to the CUSIP numbers.

ARTICLE III.

REDEMPTION AND REPURCHASE

Section 3.1.	Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the provisions of Section 3.7, they shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

If the Issuers are required to offer to repurchase Notes pursuant to the provisions of Section 3.9, 4.10, or 4.21, they shall notify the Trustee in writing, at least 45 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers’ Certificate to the effect that (a) the Issuers are required to make or have made a Change of Control Offer, an Event of Loss Offer or a Net Proceeds Offer, as the case may be, and (b) the conditions set forth in Section 3.9, 4.10 or 4.21 as the case may be, have been satisfied.

If the Registrar is not the Trustee, the Issuers shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.	Selection of Notes.

Except as set forth below, if less than all of the Notes are to be redeemed or repurchased, the Trustee shall select the Notes or portions thereof to be redeemed or repurchased either in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.  In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 3.10, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with Section 3.10.  In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date.

The Trustee shall promptly notify the Issuers in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased.  Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  No Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, that in the case of a redemption pursuant to Section 3.11, the principal amount of Notes  to be redeemed or repurchased shall be in amounts of $1.00 or integral multiples of $1.00.

Section 3.3.	Notice of Optional Redemption.

In the event Notes are to be redeemed pursuant to Section 3.7, at least 30 days but not more than 60 days before the Redemption Date, the Issuers shall mail a notice of redemption to each Holder by first-class mail at its registered address, whose Notes are to be redeemed in whole or in part, with a copy to the Trustee.  In the event Notes are to be redeemed pursuant to Section 3.11, as soon as practicable following the delivery to the Trustee of the Officers’ Certificate required by Section 3.11(b), the Issuers shall mail a notice of redemption to each Holder by first-class mail at its registered address, whose Notes are to be redeemed in whole or in part, with a copy to the Trustee.

The notice shall identify the Notes or portions thereof to be redeemed (including the CUSIP number, if any) and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, and, unless the Redemption Date is after a record date and or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

(f)           that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

(g)           if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)           the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(i)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided that the Issuers shall deliver to the Trustee, at least 40 days prior to the Redemption Date (or as soon as practicable in the event of a redemption under Section 3.11), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.	Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price.  Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus accrued interest to the Redemption Date; provided, however, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.  On or after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Section 3.5.	Deposit of Redemption Price or Purchase Price.

On or before 10:00 a.m. Eastern Time on each Redemption Date or Purchase Date, the Issuers shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including, without limitation, any accrued and unpaid interest to the Redemption Date or Repurchase Date.  Upon written request by the Issuers, the Trustee or the Paying Agent shall promptly return to the Issuers any money not required for that purpose.

Unless the Issuers default in making such payment, interest on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment.  If any Note called for redemption shall not be so paid upon surrender because of the failure of the Issuers to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

Section 3.6.	Notes Redeemed or Repurchased in Part.

Upon surrender of a Note that is redeemed or repurchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the portion of the Note surrendered that is not to be redeemed or repurchased; provided, however, that in lieu of issuing a new Global Note, the Issuers may authorize the Trustee or the Note Custodian to reduce the aggregate principal amount of the Global Note by endorsement in accordance with Section 2.1(b).

Section 3.7.	Optional Redemption.

The Issuers may redeem the Notes at their option, in whole or in part (an “Optional Redemption”), upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Notes.

In addition, the Issuers must pay accrued and unpaid interest on the Notes redeemed to the date of redemption.  Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

Section 3.8.	[Intentionally Omitted].

Section 3.9.	Repurchase upon Change of Control Offer.

If a Change of Control occurs, the Issuers shall make a binding offer (the “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased, to the Purchase Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant interest payment date).

The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until a date determined by the Issuers which is at least 30 but no more than 60 days from the date of mailing of such notice, except to the extent that a longer period is required by applicable law (such date, or the date of the last day of any such required longer period, the “Change of Control Payment Date”).  On the Purchase Date, which shall be no later than the latest permissible Change of Control Payment Date, the Issuers shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

Within 30 days following any Change of Control, the Issuers must send, by first class mail, a notice to each of the Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  The Change of Control Offer shall be made to all Holders.  The notice shall state:

(a)           the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.9 and that, to the extent lawful, all Notes tendered will be accepted for payment;

(b)           the Purchase Price, the Change of Control Payment Date, and the Purchase Date;

(c)           that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest;

(d)           that, unless the Issuers default in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest after the Purchase Date;

(e)           that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(f)           that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

(g)           that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, the Issuers covenant to:

(1)           repay in full and terminate all commitments under all Indebtedness constituting Senior Debt the terms of which require repayment upon a Change of Control, or offer to repay in full and terminate all commitments under all Indebtedness constituting Senior Debt and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer; or

(2)           obtain the requisite consents under the Senior Debt to permit the repurchase of the Notes as provided above.

The Issuers shall first comply with the covenant in the immediately preceding paragraph before they shall be required to either repurchase Notes or send the notice pursuant to the provisions described above.  The Issuers’ failure to comply with the covenant described in the immediately preceding paragraph (and any failure to send the notice referred to in the second preceding paragraph as a result of the prohibition in the preceding paragraph) may (with notice and lapse of time) constitute an Event of Default described in clause (3) but shall not constitute an Event of Default described in clause (2) in Section 6.1.

On or before the Purchase Date, the Issuers shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuers.  The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers in the form of an Officers’ Certificate and authentication order shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided, that each such new Note shall be in a principal amount of $l,000 or an integral multiple thereof.  The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date.

Notwithstanding anything to the contrary in this Section 3.9, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.9 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.  A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if, at the time of making such Change of Control Offer, a definitive, binding agreement has been executed by all the parties thereto that specifically contemplates a Change of Control.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 3.9, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 3.9 by virtue thereof.

Section 3.10.	Repurchase upon Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 or 4.21, the Issuers shall be required to commence a Net Proceeds Offer or an Event of Loss Offer (each, an “Offer to Purchase”), it shall follow the procedures specified below.

The Issuers shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each record Holder as shown on the register of Holders, a notice the terms of which shall govern the Offer to Purchase containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

The Offer to Purchase shall be made to all Holders.  Each Offer to Purchase will be mailed to the record Holders as shown on the register of Holders within 25 days following the

Net Proceeds Offer Trigger Date or the Event of Loss Trigger Date, or, if earlier, within 30 days of a determination not to apply the Net Loss Proceeds as specified in Section 4.21, as applicable, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture.  Upon receiving notice of an Offer to Purchase, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.  An Offer to Purchase shall remain open for a period of 20 Business Days or such longer period as may be required by law.  The notice, which shall govern the terms of the Offer to Purchase, shall state:

(a)           that the Offer to Purchase is being made pursuant to Section 4.10 or Section 4.21;

(b)           the Net Cash Proceeds Amount or the Excess Loss Amount, as applicable, the Purchase Price and the Purchase Date;

(c)           that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest;

(d)           that, unless the Issuers default in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(e)           that Holders electing to have any Notes repurchased pursuant to any Offer to Purchase shall be required to tender the Notes, with the form entitled “Option of Holder To Elect Purchase” on the reverse of the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(f)           that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;

(g)           that, to the extent Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Indebtedness in an amount exceeding the Net Cash Proceeds Amount or Excess Loss Amount, as applicable, the tendered Notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amounts of Notes and Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered); and

(h)           that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

On or before the Purchase Date, the Issuers shall to the extent lawful, (i) accept for payment, on a pro rata basis in accordance with this Indenture to the extent necessary, the Net Cash Proceeds Amount or the Excess Loss Amount, as applicable, of (A) Notes or portions thereof properly tendered pursuant to the Offer to Purchase and (B) properly tendered Pari Passu Indebtedness, or if less than the Net Cash Proceeds Amount or the Excess Loss Amount, as applicable, has been tendered, all Notes and Pari Passu Indebtedness properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuers.  The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers in the form of an Officers’ Certificate and authentication order shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.  The Issuers shall publicly announce the results of each Offer to Purchase on or as soon as practicable after the applicable Purchase Date.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

Section 3.11.	Mandatory Redemption with Excess Free Cash Flow.

(a)           Subject to the terms of the Intercreditor Agreement and Section 3.11(c), not later than the 17th Business Day of each month (each an “Excess Cash Flow Payment Date”), commencing on the first full calendar month following the Issue Date, if the Issuers have Excess Free Cash Flow for the one-month period ended on the last day of the previous month (each such period, an “Excess Cash Flow Period” and each such day, an “Excess Cash Flow Determination Date”), the Issuers shall apply an amount equal to 100% of the amount of such Excess Free Cash Flow to amortize outstanding Indebtedness, including accrued interest, fees and all other amounts owing thereon, in the following priority:

(i)           Indebtedness under the Working Capital Facility;

(ii)           Indebtedness under the Refinanced Debt (if applicable); and

(iii)           Indebtedness under the Tranche B Loan (if applicable) and to redeem the Notes, on a pro rata basis.

Notwithstanding the foregoing sentence, (y) if the terms of the Working Capital Facility or the Refinanced Debt provide for a different order of priority as between the Working Capital Facility or the Refinanced Debt, then the priority of payment as between such loans shall be governed in accordance with such terms, and (z) net payments made on the Working Capital Facility or the Refinanced Facility after the Excess Cash Flow Determination Date and before the Excess Cash Flow Payment Date shall be credited under clause (i) and (ii) above as payments on the Excess Cash Flow Payment Date.

(b)           The Notes shall be redeemed at a redemption price of 100% of the aggregate principal amount of Notes redeemed plus accrued and unpaid interest to the date of redemption.  At least 2 Business Days prior to each Excess Cash Flow Payment Date, the Issuers shall deliver to the Trustee an Officers’ Certificate stating the amount of Excess Free Cash Flow, if any, for the preceding Excess Cash Flow Period ending on the immediately preceding Excess Cash Flow Determination Date, each of the Cash Flow Adjustments, if any, made in determining the Excess Free Cash Flow, the amount that the Excess Cash Flow to be applied pursuant to Section 3.11(a) has been reduced, if any, pursuant to Section 3.11(c), the amount of such Excess Free Cash Flow applied to reduce amounts outstanding under the Working Capital Facility or Refinanced Debt (if applicable) and the Tranche B Loan (if applicable) and the net amount of Excess Free Cash Flow to be applied to redeem Notes.  The Redemption Date for redemptions under this Section 3.11 shall be the Excess Cash Flow Payment Date immediately following the applicable Excess Cash Flow Determination Date.  Any redemption pursuant to this Section 3.11 shall be made pursuant to the provisions of Sections 3.2 through 3.6, provided, that, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed on a pro rata basis.

(c)           The Issuers will not be required to make any payments or mandatory redemptions with respect to an Excess Cash Flow Period under this Section 3.11 (i) unless the Excess Free Cash Flow for such period is equal to or in excess of $250,000 as of the applicable Excess Cash Flow Determination Date or (ii) if Morris Publishing does not have in effect a Working Capital Facility, if the Working Capital Balance on the Excess Cash Flow Determination Date for such Excess Cash Flow Period is less than $7,000,000.  If Morris Publishing does not have a Working Capital Facility in effect on any Excess Cash Flow Determination Date and the Working Capital Balance is more than $7,000,000, the Issuers will only be required to apply an amount of Excess Free Cash Flow pursuant to Section 3.11(a) equal to the amount that, if applied, would reduce the Working Capital Balance on the Excess Cash Flow Determination Date to $7,000,000 and such amount to be applied shall be deemed the “Excess Free Cash Flow” for such Excess Cash Flow Period for purposes of this Section 3.11.  With respect to the Excess Cash Flow Period containing the Issue Date, the Issuers will only be required to apply an amount of Excess Free Cash Flow for such period equal to the product of (A) (i) the amount of Excess Free Cash Flow for such calendar month divided by (ii) the number of days in such period multiplied by (B) the number of days from the Issue Date to the end of the calendar month in such period and such amount to be applied shall be deemed the “Excess Free Cash Flow” for such Excess Cash Flow Period for purposes of this Section 3.11.  The Issuers shall, in any case, be required to deliver the Officers’ Certificate required by this Section 3.11.

(d)           To the extent that, in connection with the preparation of consolidated audited financial statements of the Company and its Subsidiaries, it is determined that the amount of Excess Free Cash Flow for any Excess Cash Flow Period was higher than the amount of Excess Free Cash Flow previously reported in the Officers’ Certificate delivered pursuant to Section 3.11 for such Excess Cash Flow Period, the amount of the difference between the amount of the audited Excess Free Cash Flow and the amount of Excess Free Cash Flow that was reported for such Excess Cash Flow Period (such difference, the “Audited Adjustment”) shall be added to the Excess Free Cash Flow for the Excess Cash Flow Period next following the determination that the Excess Free Cash Flow for such prior Excess Cash Flow Period requires an Audited Adjustment.  If the Excess Free Cash Flow for such prior Excess Cash Flow Period was determined in good faith by the Issuers, the occurrence of an Audited Adjustment shall not be deemed a Default or Event of Default under this Section 3.11 if the Audited Adjustment is applied to the subsequent calculation of Excess Free Cash Flow pursuant to this paragraph (d).

(e)           Subject to the following sentence, on the Issue Date, the Issuers shall apply an amount equal to 100% of the amount of the Cash on Hand as of the Issue Date to amortize outstanding Indebtedness, including accrued interest, fees and all other amounts owing thereon in accordance with the priority set forth in Section 3.11(a).  If Morris Publishing has not entered into a Working Capital Facility on the Issue Date, the Issuers shall apply an amount of cash equal to an amount that, if applied, would reduce the Cash on Hand as of the Issue Date to $7,000,000, to amortize outstanding Indebtedness, including accrued interest, fees and all other amounts owing thereon in accordance with the priority set forth in Section 3.11(a).

(f)           On the date that the Company enters into the Working Capital Facility, the Company shall apply an amount equal to 100% of the outstanding amount of the Working Capital Balance as of such date to amortize outstanding Indebtedness, including accrued interest, fees and all other amounts owing thereon in accordance with the priority set forth in Section 3.11(a).

ARTICLE IV.

COVENANTS

Section 4.1.	Payment of Principal and Interest.

The Issuers shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest on the Notes on the dates, in the amounts and in the manner provided herein and in the Notes.  Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than an Issuer, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay the aggregate amount then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) during any period in which an Event of Default has occurred and is continuing (including any interest on overdue principal, Redemption Price and Purchase Price and on overdue installments of interest (without regard to any applicable grace period)) at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful, which excess rate shall be paid in cash; the Issuers shall also pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.	Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.  The Trustee may resign such agency at any time by giving written notice to the Issuers no later than 30 days prior to the effective date of such resignation.

Section 4.3.	Reports.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding Morris Publishing will furnish the Holders of Notes (which may be furnished by making publicly available filings with the Commission):

(a)           beginning with reports for the first quarter ending after the Issue Date, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Morris Publishing were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Morris Publishing and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of Morris Publishing and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Morris Publishing, if any) and, with respect to the annual information only, a report thereon by Morris Publishing’s independent public accountants;

(b)           all current reports that would be required to be filed with the Commission on Form 8-K if Morris Publishing were required to file such reports, and

(c)           the certifications that would be required to be filed with the Commission pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, if Morris Publishing were required to file such certifications.

in each case, within the time periods specified in the Commission’s rules and regulations.  In addition, whether or not required by the rules and regulations of the Commission, Morris Publishing will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

In addition, Morris Publishing agrees to furnish the Trustee within 50 days after the end of each of the first three fiscal quarters and 105 days after the end of the fourth fiscal quarter, and beginning with the fiscal quarter ended December 31, 2009, (x) an Officers’ Certificate certifying that no Default or Event of Default under the Indenture exists, or if any Default or Event of Default under the Indenture exists, specifying the nature and extent thereof, which certificate shall also certify the Total Leverage Ratio and the Cash Interest Coverage Ratio as of the last day of such quarter as well as the calculations performed to establish such ratios (and provide such calculations) and (y) a certificate providing, in reasonable detail, information about the costs incurred by it and being charged to it under the Services Agreement during such fiscal quarter.

The portions of each Officers’ Certificate in clause (x) in the preceding sentence which certify the Total Leverage Ratio and the Cash Interest Coverage Ratio as of the last day of such quarter as well as the calculations performed to establish such ratios (and provide such calculations), and the Officers’ Certificates in clause (y) in the preceding sentence shall be treated as confidential material nonpublic information and shall not be disclosed or used as a basis to purchase or sell the Notes or other securities of the Issuers, unless and until the Issuers publicly disclose such information, and shall not be used to the competitive advantage of any other business.  If a Holder enters into a confidentiality agreement with the Issuers to maintain the confidentiality of such information and not to use such information as a basis to purchase or sell the Notes or other securities of the Issuers, unless and until the Issuers publicly disclose such information, and not to use such information for the competitive advantage of any other business, then the Issuers shall promptly deliver a copy of such certificate(s) to such Holder that makes a written request therefor.

Section 4.4.	Compliance Certificate.

The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year (which on the date hereof ends on December 31), a certificate from its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuers and the Guarantors during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the

Guarantors have kept, observed, performed and fulfilled their respective obligations under this Indenture and the Security Documents in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture in all material respects and are not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Security Documents (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which, payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event, and that to the best of his or her knowledge each of the Issuers and the Guarantors has complied in all material respects with all applicable laws and Environmental Laws (and if any material violation of law or Environmental Laws shall have occurred, describing all such violations).

So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that any of the Issuers or Guarantors has violated any provisions of Article IV or Article V or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of an Issuer becoming aware of any Default or Event of Default an Officers’ Certificate specifying such Default or Event of Default; provided that the Issuers shall provide such Officers’ Certificate at least annually whether or not any Officer knows of any Default or Event of Default.

The Issuers shall promptly notify the Trustee in writing upon the incurrence of the Refinanced Debt, including a statement of the interest rate payable on the Refinanced Debt and whether such interest rate constitutes an Event of Default under clause (11) of Section 6.1.

Section 4.5.	Taxes.

The Issuers shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.	Stay, Extension and Usury Laws.

Each of the Issuers covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers

(to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but shall suffer and permit the execution of every such power as though such law has not been enacted.

Section 4.7.	Limitation on Restricted Payments.

Morris Publishing will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of Morris Publishing) on or in respect of shares of Morris Publishing’s Capital Stock to holders of such Capital Stock;

(2)           purchase, redeem or otherwise acquire or retire for value any Capital Stock of Morris Publishing; or

(3)           make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2) and (3) being referred to as a “Restricted Payment”).

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1)           if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of Morris Publishing, either (i) solely in exchange for shares of Qualified Capital Stock of Morris Publishing or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Morris Publishing) of shares of Qualified Capital Stock of Morris Publishing;

(2)           so long as no Default or Event of Default shall have occurred and be continuing, repurchases by Morris Publishing of Common Stock of Morris Publishing from officers, directors and employees of Morris Publishing or any of its Subsidiaries (other than officers, directors and employees that are Permitted Holders or any Affiliates thereof) or their authorized representatives upon the death, disability or termination of employment of such officers, directors or employees or termination of such director’s seat on the board of Morris Publishing, in an aggregate amount not to exceed $2.0 million in any calendar year; and

(3)           Permitted Tax Distributions.

Section 4.8.	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

Morris Publishing will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Morris Publishing to:

(1)           pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)           make loans or advances to Morris Publishing or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to Morris Publishing or any other Restricted Subsidiary of Morris Publishing; or

(3)           transfer any of its property or assets to Morris Publishing or any other Restricted Subsidiary of Morris Publishing, except in each case for such encumbrances or restrictions existing under or by reason of:

(a)           applicable law;

(b)           the Indenture Documents;

(c)           customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of Morris Publishing;

(d)           any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)           the Tranche B Loan, the Refinanced Debt and the Working Capital Facility;

(f)           an agreement governing other Senior Debt or Guarantor Senior Debt permitted to be incurred under this Indenture; provided, however, that, with respect to any agreement governing such other Senior Debt or Guarantor Senior Debt, the provisions relating to such encumbrance or restriction are no less favorable to Morris Publishing in any material respect as determined by the Board of Directors of Morris Publishing in its reasonable and good faith judgment than the provisions contained in the Tranche A Loan as in effect immediately prior to the Issue Date;

(g)           restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(h)           restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(i)           customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; and

(j)           an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e), (f) and (g) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to Morris Publishing in any material respect as determined by the Board of Directors of Morris Publishing in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e), (f) and (g).

Section 4.9.	Limitation on Incurrence of Additional Indebtedness.

Morris Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness).

Other than as expressly contemplated by this Indenture, Morris Publishing will not, and will not permit any of its Restricted Subsidiaries to incur any Indebtedness which represents an extension, modification, refinancing, or renewal of any Indebtedness in an aggregate amount in excess of $100,000 in any calendar year; provided, that this limitation shall not apply to Indebtedness constituting a trade payable or similar obligation to a trade creditor or to such extensions, modifications, refinancings or renewals of Indebtedness in the ordinary course of business.

Section 4.10.	Limitation on Asset Sales.

Morris Publishing will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           Morris Publishing or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by Morris Publishing’s Board of Directors);

(2)           at least 75% of the consideration received by Morris Publishing or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or assets of the same type having the same general utility as the subject assets, as determined by Issuer (“Replacement Assets”) and is received at the time of such disposition; provided, however, that the amount of (i) any liabilities (as shown on Morris Publishing’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of Morris Publishing or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision and (ii) any notes or other obligations received by Morris Publishing or such Restricted Subsidiary from such transferee that are immediately converted by Morris Publishing or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed, to the extent of cash so received, to be cash for purposes of this provision; and

(3)           upon the consummation of an Asset Sale, Morris Publishing shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof:

(a)           to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility (other than the Working Capital Facility), effect a permanent reduction in the availability under such revolving credit facility; and/or

(b)           to make an offer to all Holders and the Tranche B Lender to reduce the balance on the Tranche B Loan and to repurchase the maximum principal amount of Notes, on a pro rata basis, that may be reduced and purchased out of the Net Cash Proceeds (or the portion thereof not applied pursuant to clause (a) above) at a Purchase Price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.10 (a “Net Proceeds Offer”).

(4)           Notwithstanding the foregoing, all Net Cash Proceeds of any Collateral in respect of any Asset Sale shall, pending their application in accordance with this Section 4.10 or the release thereof in accordance with the provisions of the Security Documents, be deposited in an account subject to a deposit account control agreement as provided in the Security Documents.

In the event of the transfer of substantially all (but not all) of the property and assets of Morris Publishing and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of Morris Publishing and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.  In addition, the fair market value of such properties and assets of Morris Publishing or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Morris Publishing will not, and will not cause or permit any of its Restricted Subsidiaries to, engage in any Asset Swaps, unless:

(1)           at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)           in the event such Asset Swap involves the transfer by Morris Publishing or any Restricted Subsidiary of assets having an aggregate fair market value in excess of $25.0 million, either (i) the terms of such Asset Swap shall be approved by a majority of the Independent Directors of Morris Publishing, but in no event fewer than two Independent Directors of Morris Publishing, such approval to be evidenced by a Board Resolution stating that such Independent Directors have determined that such transaction complies with the foregoing provisions or, (ii) in the event there are fewer than two such Independent Directors, Morris Publishing shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Asset Swap to Morris Publishing or such Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee; and

(3)           in the event such Asset Swap involves the transfer by Morris Publishing or any Restricted Subsidiary of assets having an aggregate fair market value in excess of $50.0 million, Morris Publishing shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Asset Swap to Morris Publishing or such Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

Section 4.11.	Limitations on Transactions with Affiliates.

(a)           Morris Publishing will not, and will not permit any of its Restricted Subsidiaries to, (i) directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than (x) Affiliate Transactions specifically permitted under subsections (1) through (6) of clause (d) of this Section 4.11 and (y) Affiliate Transactions in the ordinary course of business on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Morris Publishing or such Restricted Subsidiary or (ii) materially amend, modify or waive any provisions of any agreement, whether written or oral, respecting an Affiliate Transaction in effect on the date hereof; provided, that the Services Agreement may be amended as provided for in Section 4.24.

(b)           So long as any Notes are outstanding, and notwithstanding anything to the contrary herein, Morris Publishing will not, and will not permit any of its Restricted Subsidiaries to, make or permit to exist any intercompany loans from any Obligor to any Affiliate thereof that is not an Obligor other than (i) the Tranche B Loan and (ii) short term intercompany payables between Morris Publishing and Morris Communications incurred in the ordinary course of business on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of Morris Publishing or such Restricted Subsidiary consistent with past practices which are settled monthly.

(c)           All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall either (i) be approved by a majority of the

Independent Directors of Morris Publishing, but in no event fewer than two Independent Directors of Morris Publishing, such approval to be evidenced by a Board Resolution stating that such Independent Directors have determined that such transaction complies with the foregoing provisions or, (ii) in the event there are fewer than two such Independent Directors, Morris Publishing shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to Morris Publishing or such Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.  If Morris Publishing or any Restricted Subsidiary of Morris Publishing enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5.0 million, Morris Publishing shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Morris Publishing or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(d)           Except as expressly permitted below and subject at all times to the restrictions set forth in clause (b) of this Section, the restrictions set forth in clause (a) of this Section shall not apply to:

(1)           reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Morris Publishing or any Restricted Subsidiary of Morris Publishing as determined in good faith by Morris Publishing’s Board of Directors or senior management;

(2)           Affiliate Transactions between or among Morris Publishing, any of its Restricted Subsidiaries that are Guarantors or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

(3)           The Services Agreement or, an amendment or replacement agreement thereto so long as any such amendment or replacement thereto is not more disadvantageous to the Holders in any material respect than the Services Agreement, as amended in accordance with Section 4.24 as in effect on the Issue Date;

(4)           Restricted Payments permitted by this Indenture;

(5)           transactions in the ordinary course of business and conducted on an arm’s length basis, exclusively between Morris Publishing or any of its Restricted Subsidiaries and a joint venture to which Morris Publishing or any of its Restricted Subsidiaries is a party; provided, however, that the other party or parties to such joint venture are not Affiliates of Morris Publishing, any of its Restricted Subsidiaries or any Permitted Holder; and

(6)           the Loan Documents (as defined in the Senior Debt Credit Agreement) as in effect on the Issue Date, as such documents may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the Intercreditor Agreement, if applicable.

Section 4.12.	LimLimitation on Liens.

Morris Publishing will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Morris Publishing or any of its Restricted Subsidiaries (including pledging any Common Stock of any Restricted Subsidiary) whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom except for:

(1)           Liens securing the Refinanced Debt, the Working Capital Facility or the Tranche B Loan;

(2)           Liens securing the Notes and the Guarantees;

(3)           Liens of Morris Publishing or a Wholly Owned Restricted Subsidiary of Morris Publishing on assets of any Restricted Subsidiary of Morris Publishing;

(4)           Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens:  (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of Morris Publishing or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(5)           Permitted Liens.

Section 4.13.	Continued Existence.

Subject to Article V, each of the Issuers and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or other existence in accordance with the organizational documents (as the same may be amended from time to time) of the Issuers or such Guarantor and (ii) the material rights (charter and statutory), licenses, permits, privileges and franchises of the Issuers or such Guarantor, except to the extent that the applicable Board of Directors determines in good faith that the preservation of such right, license or franchise is no longer necessary or desirable in the conduct of the business of the Issuers or such Guarantor.

Section 4.14.	Insurance Matters.

Morris Publishing shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of Morris Publishing, are adequate and appropriate for the conduct of the business of Morris Publishing and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of Morris Publishing or the applicable Restricted Subsidiary or (ii) customary, in the reasonable, good faith opinion of Morris Publishing, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Morris Publishing and its Restricted Subsidiaries, taken as a whole.

Section 4.15.	Working Capital Balance.

At times when there is no Working Capital Facility, Morris Publishing and its Subsidiaries may maintain a Working Capital Balance in an aggregate amount equal to or greater than $5.0 million; provided, that, at all times (including when there is a Working Capital Facility), the sum of (i) the Average Cash Balance during any calendar month plus (ii) the Average Availability Balance during such calendar month under the Working Capital Facility, if applicable, shall be no less than $2.0 million in the aggregate.  Morris Publishing and its Subsidiaries shall maintain all cash, with the exception of no more than $500,000 at any time, in one or more accounts at Acceptable Financial Institutions.

Section 4.16.	Additional Subsidiaries.

If Morris Publishing or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Restricted Subsidiary that is not a Guarantor, or if Morris Publishing or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then Morris Publishing shall cause such transferee or acquiree or other Restricted Subsidiary to:

(1)           execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Morris Publishing’s obligations under the Notes and this Indenture on the terms set forth in this Indenture;

(2)           execute and deliver to the Trustee such instruments and documents (including opinions of legal counsel) as are appropriate to confirm the obligations of such Restricted Subsidiary under the Security Documents; and

(3)           deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.  Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

Section 4.17.	Conduct of Business.

(a)           Limitations on Activities of Morris Publishing.  Morris Publishing will not, and will not cause or permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business; provided, however, that Morris Publishing may continue the business of any Restricted Subsidiary acquired in accordance with the terms of this Indenture.

(b)           Limitations on Activities of Morris Finance.  Morris Finance will not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issue of Capital Stock to Morris Publishing or any Wholly Owned Restricted Subsidiary of Morris Publishing, the incurrence of Indebtedness as a co-obligor or guarantor of the Notes, the Obligations under the Tranche B Loan, the Working Capital Facility, the Refinanced Debt,  and any other Indebtedness that is permitted to be incurred by Morris Publishing pursuant to Section 4.9; provided, however, that the net proceeds of such Indebtedness are retained by Morris Publishing or loaned to or contributed as capital to one or more of the Restricted Subsidiaries of Morris Publishing other than Morris Finance, and activities incidental thereto.  Morris Publishing will not, and will not cause or permit any Restricted Subsidiary to, engage in any transactions with Morris Finance in violation of the preceding sentence.

Section 4.18.	Payments for Consent.

Morris Publishing will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.19.	Limitation on Preferred Stock of Restricted Subsidiaries.

Morris Publishing will not permit any of its Restricted Subsidiaries that is not an Issuer or a Guarantor to issue any Preferred Stock (other than to Morris Publishing or to a Wholly Owned Restricted Subsidiary of Morris Publishing) or permit any Person (other than Morris Publishing or a Wholly Owned Restricted Subsidiary of Morris Publishing) to own any Preferred Stock of any Restricted Subsidiary of Morris Publishing that is not an Issuer or a Guarantor.

Section 4.20.	Prohibition on Incurrence of Senior Subordinated Debt.

Morris Publishing will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor’s Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of Morris Publishing or such Guarantor, as the case may be.

Section 4.21.	Events of Loss.

(a)           In the event of an Event of Loss with respect to any Collateral with a fair market value (or replacement cost, if greater, if insured for their full replacement cost) equal to or less than $1,000,000, the Issuer or Guarantor, at their option, may apply the Net Loss Proceeds to purposes determined by Issuer, so long as such application does not violate this Indenture.  In the event of an Event of Loss with respect to any Collateral with a fair market value (or replacement cost, if greater, if insured for their full replacement cost) in excess of $1,000,000, within 180 days after the receipt of the Net Loss Proceeds of such Event of Loss, the Issuers or such Guarantor, at their option, may apply the Net Loss Proceeds from such Event of Loss,

(1)           to the rebuilding, repair or construction of improvements to the affected Collateral (the “Subject Property”) or to the investment in Replacement Assets, provided, that if such Event of Loss occurs with respect to Collateral with a fair market value in excess of $2,000,000, the Issuers deliver (A) a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed and operating within 360 days from the receipt of the Net Loss Proceeds of such Event of Loss; and (B) an Officers’ Certificate certifying that the Issuers or the affected Guarantor has available from Net Loss Proceeds (including amounts collectible from the applicable insurance carrier) or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in this clause (1); provided, also that any improvements to the Subject Property or Replacement Assets  acquired with any Net Loss Proceeds of Collateral shall be owned by the Issuers or by a Guarantor and shall not be subject to any Liens other than Permitted Liens, and the Issuers or such Guarantor, as the case may be, shall execute and deliver to the Collateral Agent such Security Documents or other instruments as shall be reasonably necessary to cause such improvements or Replacement Assets to become subject to a Lien in favor of the Collateral Agent, for the benefit of the Holders and the Tranche B Lender, securing the obligations under the Notes or the Guarantees, and the Senior Debt Credit Agreement, the Refinanced Debt and the Working Capital Facility, as the case may be, and otherwise shall comply with the terms of this Indenture and the Intercreditor Agreement; or

(2)           if permitted  by the Intercreditor Agreement, to the repayment of any Senior Debt secured by a Permitted Lien on the Collateral subject to the Event of Loss in an amount up to the Net Loss Proceeds with respect to such Collateral and, if such Senior Debt is revolving credit Indebtedness (other than the Working Capital Facility), to correspondingly reduce commitments with respect thereto, in each case with no concurrent obligation to make any purchase or redemption of any Notes;

provided that if, within such 180-day period, the Company or applicable Restricted Subsidiary has entered into a definitive, binding agreement on commercially reasonable terms negotiated on an arms-length basis to apply such Net Loss Proceeds to the purchase or construction of assets permitted in this paragraph (a), then the Company may extend such 180-day period for up to an additional 180 days.  The Issuers shall promptly notify the Trustee upon entry by the Company or a Restricted Subsidiary of such an agreement.

(b)           Any Net Loss Proceeds that are not invested or applied within the time period specified in clause (a) above for the purposes provided in such clause (a) will be deemed to constitute “Excess Loss Amount”.  Within 25 days following the Event of Loss Trigger Date, or such earlier date, if any, as the Board of Directors of Morris Publishing determines not to apply the Net Loss Proceeds relating to such Event of Loss as set forth in paragraph (a) of this Section 4.21, then within 30 days following such determination (but in no event later than 25 days following the Event of Loss Trigger Date), the Issuers will make an offer to all Holders and the Tranche B Lender (an “Event of Loss Offer”), to reduce the balance of the Tranche B Loan and purchase the maximum principal amount of Notes, on a pro rata basis, that may be reduced and purchased out of the Excess Loss Amount at a Purchase Price in cash in an amount equal to 101% of the principal amount plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.10.  To the extent that the offer price for the aggregate amount of Notes tendered  and for the reduction of the Tranche B Loan pursuant to an Event of Loss Offer is less than the Excess Loss Amount, such remaining Excess Loss Amount shall be released to the Issuers for use for any purposes, subject to any other applicable conditions and covenants in this Indenture and the Security Documents.  If the offer price for the aggregate principal amount of Notes tendered and for the reduction of the Tranche B Loan pursuant to an Event of Loss Offer exceeds the amount of Excess Loss Amount, the Trustee shall select the Notes to be purchased on a pro rata basis in authorized denominations based on the aggregate principal amount of the Notes so tendered.  Upon completion of any Event of Loss Offer, the amount of Excess Loss Amount shall be reset at zero.

(c)           The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Event of Loss Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

(d)           In the event of any conflict between this Section 4.21 and any Security Document, this Section 4.21 shall control; provided, that to the extent this Section 4.21 conflicts with the Intercreditor Agreement, the Intercreditor Agreement shall control.

Section 4.22.	Financial Covenants.

Morris Publishing will not permit the Total Leverage Ratio to exceed the following respective amounts at any time during the following respective periods:

Period	Total Leverage Ratio
January 1, 2010 to December 31, 2010	5.50 to 1
January 1, 2011 to March 31, 2011	5.50 to 1
April 1, 2011 to June 30, 2011	5.50 to 1
July 1, 2011 to September 30, 2011	5.25 to 1
October 1, 2011 to December 31, 2011	5.25 to 1

Period	Total Leverage Ratio
January 1, 2012 to December 31, 2012	5.00 to 1
January 1, 2013 to December 31, 2013	4.75 to 1
January 1, 2014 to December 31, 2014	4.50 to 1

Morris Publishing will not permit the Cash Interest Coverage Ratio to be less than the following respective amounts at any time during the following respective periods:

Period	Cash Interest Coverage Ratio
January 1, 2010 to December 31, 2010	1.8 to 1
January 1, 2011 to December 31, 2011	1.8 to 1
January 1, 2012 to December 31, 2012	1.8 to 1
January 1, 2013 to December 31, 2013	1.9 to 1
January 1, 2014 to December 31, 2014	2.1 to 1

Morris Publishing agrees to test its compliance with this Section 4.22 quarterly, on March 31, June 30, September 30 and December 31 of each year and report on its results in compliance with Section 4.3(ii) of this Indenture.

Notwithstanding any requirements under GAAP that would require an alternative calculation solely with respect to the matters set forth in clauses (i) and (ii) below, the financial covenants set forth in this Section 4.22 shall be calculated, where applicable, such that (i) the aggregate principal amount of the Notes shall in no event exceed the aggregate principal amount from time to time outstanding under the terms of the Notes, including, without limitation, any PIK Interest that has been added to such principal amount, and (ii) interest expense on the Notes shall be treated as the amount designated as interest under the terms of the Notes.

Section 4.23.	Capital Expenditures.

Morris Publishing will not, and will not permit any Restricted Subsidiary that is a Guarantor to, make or incur any Capital Expenditures not in the ordinary course of business, or make such Capital Expenditures in an aggregate amount (for the Company and all of its Restricted Subsidiaries) in excess of $10.0 million in any calendar year excluding Capital Expenditures made with Net Loss Proceeds as permitted under this Indenture.

Section 4.24.	Services Agreement.

Notwithstanding anything to the contrary contained in Section 4.11(b), Morris Publishing shall, and shall cause its applicable Affiliates to, amend the Services Agreement to (a) fix the combined annual payment of the Morris Communications Fee and the MSTAR Solutions Fee at actual costs and (b) to provide that the combined annual payment of the Morris Communications Fee and the MSTAR Solutions Fee shall not, under any circumstances, exceed $22.0 million in the aggregate during any calendar year.

Section 4.25.	Maintenance of Properties and Intellectual Property Rights.

Morris Publishing will, and will cause each Restricted Subsidiary that is a Guarantor to:  (a) keep and maintain all property material to the conduct of its business in good working order and condition sufficient and advisable for its ordinary operations (ordinary wear and tear excepted),  (b) obtain and maintain in effect at all times all material franchises, governmental authorizations, intellectual property rights (including patents, copyrights, trademarks, trade names), trade secrets, licenses and permits, which are reasonably necessary for it to own its property and conduct its business as conducted on the date of this Indenture or as permitted hereafter to be conducted, (c) consistent with their past practices (i) continue to use each material trademark in a manner that maintains such material trademark in full force free from any claim of abandonment for non-use, and (ii) use such material trademark with the appropriate notice of registration and all other notices and legends required by applicable law.

Section 4.26.	Compliance with Laws.

Morris Publishing will, and will cause each Restricted Subsidiary that is a Guarantor to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including Environmental Laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the business, assets, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole.

Section 4.27.	Books and Records; Inspection Rights.

Morris Publishing will, and will cause each Restricted Subsidiary that is a Guarantor to,  (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in conformity with GAAP and all requirements of law and (b) permit any representatives or independent contractors designated by the Holders or the Trustee, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (at which conferences the Company may participate), subject to confidentiality agreements reasonably acceptable to Morris Publishing.

Section 4.28.	Security Documents.

On the date hereof, the Issuers and the Guarantors will enter into each Security Document and each other instrument and document required thereby.

Section 4.29.	Further Assurances.

The Issuers will, and will cause each of their Subsidiaries to, take such action from time to time as shall be necessary or desirable to effectuate the purposes and objectives of the Indenture Documents.

Without limiting the generality of the foregoing, the Issuers will take such action, and will cause each of their applicable Subsidiaries to take such action, from time to time as shall be necessary to ensure that each Subsidiary of the Issuers is a “Subsidiary Guarantor” under the Security Agreement.  Accordingly, in the event that any new Subsidiary meeting such conditions is formed or acquired by Morris Publishing after the date hereof, the Issuers will cause such Subsidiary to become a “Guarantor” and a “Grantor” under the Security Agreement pursuant to an instrument of assumption, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor upon the date hereof (and each Issuer hereby instructs such counsel to deliver such opinions to the Trustee and the Holders).

In addition, without limiting the generality of the foregoing, the Issuers will, and will cause each of the other Obligors to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements, mortgages and other instruments) as shall be necessary or desirable to create, in favor of the Collateral Agent for the benefit of the Holders, perfected security interests and Liens in substantially all of the property of the Obligors of the type required to be collateral under the Senior Debt Credit Agreement as collateral security for their Obligations hereunder and under the Security Documents; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents and the Intercreditor Agreement.

Section 4.30.	Board Observer.

Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to designate one representative (the “Observer”) to attend all meetings of the Board of Directors of the Company, the Board of Directors of each of the Company’s material subsidiaries and each committee of such Board of Directors of the Company or material subsidiary (collectively, the “Relevant Meetings”) as a non-voting observer by notifying the Company in writing or by directing the Trustee in writing to notify the Company in writing of such designation; provided that such Observer shall have the same duties of confidentiality and non-disclosure as the other members of the Board of Directors.  The Observer shall be entitled to (i) prior written notice of all Relevant Meetings in the same manner and with the same amount of advance notice, which shall be at least five (5) Business Days’ advance notice where practicable, that is provided to all other members of the Board of Directors of the Company, its material subsidiaries and any committees of such Board of Directors in connection with such Relevant Meetings, (ii) receive all materials provided to members (contemporaneously with other members’ receipt of such materials) of the Board of Directors of the Company, its material subsidiaries and any committees of such Board of Directors in connection with such Relevant Meetings, (iii) attend (whether in person, by telephone, or otherwise) all Relevant Meetings as a non-voting observer, and (iv) receive reimbursement for reasonable fees and expenses incurred in connection with attending such Relevant Meetings; provided, however, that the Company reserves the right to exclude such Observer from access to any material or meeting or portion thereof  (only if the Observer is notified of such withholding) if the Board votes in good faith after advice of counsel, that such exclusion is necessary (taking into account any confidentiality agreements that such Observer has executed or is willing to execute):  (a) to preserve the attorney-client privilege; or (b) to avoid the impairment of the Company’s ability to enforce its rights under this Agreement in any bona fide dispute with the Observer.  The Company will provide reasonable advance notice if it intends to exclude the Observer from attending any portion of any meeting or from receiving any particular materials, describing the basis for such exclusion, and shall cooperate with the Observer in good faith to limit to the maximum extent reasonably possible the degree to which the Observer will be excluded from such portions of such meetings or receiving such materials.  Such Observer shall be removable only by (A) the Required Noteholders (i) by providing written notice to the Company or (ii) by directing the Trustee in writing to notify the Company in writing, or (B) the Company for Cause.  For purposes of this Indenture, “Cause” shall mean that the Observer:  (x) has been convicted of an act constituting a misdemeanor involving moral turpitude or a felony under the laws of the United States or any state or political subdivision thereof, (y) has committed an act constituting gross negligence or willful misconduct that is detrimental to the business, reputation, character or standing of the Company, or (z) has committed an act of fraud, self-dealing, conflict of interest, material dishonesty or misrepresentation that is detrimental to the business, reputation, character or standing of the Company.

ARTICLE V.

SUCCESSORS

Section 5.1.	Merger, Consolidation and/or Sale of Assets.

(a)           Morris Publishing will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Morris Publishing to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Morris Publishing’s assets (determined on a consolidated basis for Morris Publishing and Morris Publishing’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)           either:

(a)           Morris Publishing shall be the surviving or continuing corporation; or

(b)           the Person (if other than Morris Publishing) formed by such consolidation or into which Morris Publishing is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Morris Publishing and of Morris Publishing’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)           shall be a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)           shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of Morris Publishing to be performed or observed;

(2)           immediately after giving effect to such transaction and, if applicable, the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Morris Publishing or such Surviving Entity, as the case may be, (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Morris Publishing immediately prior to such transaction and (b) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.22;

(3)           immediately before and immediately after giving effect to such transaction and, if applicable, the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)           Morris Publishing or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Morris Publishing the Capital Stock of which constitutes all or substantially all of the properties and assets of Morris Publishing, shall be deemed to be the transfer of all or substantially all of the properties and assets of Morris Publishing.

Notwithstanding the foregoing clauses (1), (2) and (3), Morris Publishing may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing Morris Publishing in another jurisdiction.

(b)           Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with Section 4.10) will not, and Morris Publishing will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than Morris Publishing or any other Guarantor unless:

(1)           the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)           such entity assumes all of the obligations of the Guarantor on the Guarantee;

(3)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)           immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, Morris Publishing could satisfy the provisions of clause (2) of the first paragraph of this covenant.

Any merger or consolidation of a Guarantor with and into Morris Publishing (with Morris Publishing being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of Morris Publishing need only comply with clause (4) of the first paragraph of this covenant.

(c)           The following additional conditions shall apply to each transaction described in the above paragraphs:

(1)           the Company, such Guarantor or the relevant surviving entity, as applicable, will cause to be filed and recorded in the relevant jurisdictions (so long as such jurisdictions are in the United States) such amendments or other instruments, if any, as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Person created by the Security Documents in favor of the Collateral Agent for the benefit of the Holders, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

(2)           following any such transaction, to the extent that any assets constituted Collateral prior to such transaction, the Collateral owned by or transferred to the Company, such Guarantor or the relevant surviving entity, as applicable, shall:  (a) continue to constitute Collateral under this Indenture and the Security Documents; and (b) not be subject to any Lien other than Liens permitted by this Indenture and created by the Security Documents;

(3)           the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent such assets are of the types which would constitute Collateral under the Security Documents and which would be required to be pledged thereunder, shall be treated as after-acquired property and such surviving entity shall take such action as may be reasonably necessary to cause such assets to be made subject to the Lien created by the Security Documents in the manner and to the extent required in this Indenture; and

(4)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are authorized or permitted under the Indenture and are enforceable, subject to customary qualifications.

Section 5.2.	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of Morris Publishing, as the case may be, in accordance with Section 5.1, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, Morris Publishing, as the case may be, under this Indenture, the Notes and the Security Documents with the same effect as if such Surviving Entity had been named as Morris Publishing, as the case may be, herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal, Purchase Price or Redemption Price of or interest on the Notes except in the case of a sale of all of the Company’s assets that meets the requirements of Section 5.1.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.1.	Events of Default.

Each of the following constitutes an “Event of Default”:

(1)           the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

(2)           the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes properly tendered pursuant to a Change of Control Offer, a Net Proceeds Offer or an Event of Loss Offer) (whether or not such payment shall be prohibited by the subordination provisions of this Indenture);

(3)           a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after Morris Publishing receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Sections 3.9, 4.10, 4.21 and 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)           the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of Morris Publishing or any Restricted Subsidiary of Morris Publishing, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by Morris Publishing or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness is $5.0 million or more or the aggregate amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time;

(5)           one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against Morris Publishing or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6)           Morris Publishing, Morris Finance or any Significant Subsidiary of Morris Publishing:

(a)           commences a voluntary case under any Bankruptcy Law,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a custodian or receiver of it or for all or substantially, all of its property,

(d)           makes a general assignment for the benefit of its creditors, or

(e)           generally is not paying its debts as they become due;

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief in an involuntary case against Morris Publishing, Morris Finance or any Significant Subsidiary of Morris Publishing;

(b)           appoints a custodian or receiver of Morris Publishing, Morris Finance or any Significant Subsidiary of Morris Publishing or for all or substantially all of the property of any of the foregoing; or

(c)           orders the liquidation of Morris Publishing, Morris Finance or any Significant Subsidiary of Morris Publishing and the order or decree remains unstayed and in effect for 60 consecutive days;

(8)           any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture);

(9)            the actual or asserted invalidity or impairment of any material provision in this Indenture or any other Indenture Document delivered in connection with the issuance of the Notes or pursuant to this Indenture;

(10)        (a) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted hereunder and under the respective Security Documents), (b) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or (c) the enforceability thereof shall be contested by Morris Publishing, Morris Finance or any Guarantor;

(11)         The interest rate payable on the Refinanced Debt exceeds LIBOR plus 970 basis points, as calculated on a per annum basis; provided that if the Refinanced Debt bears a fixed rate of interest, such determination shall be made on the date such Refinanced Debt is incurred; or

(12)         Any Obligor or Restricted Subsidiary makes a payment of cash interest on the Tranche B Loan or makes any principal payment on, purchases, redeems, prepays or otherwise acquires for cash, any portion of the Tranche B Loan prior to the payment in full in cash of the Obligations under this Indenture, except as expressly provided in this Indenture or in connection with the Required Refinancing.

Section 6.2.	Acceleration.

If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.1 with respect to Morris Publishing) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to Morris Publishing and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable; provided, however, that if there are any amounts outstanding under the Refinanced Debt, if applicable, the Notes shall not become due and payable until the first to occur of (i) an acceleration under the Refinanced Debt, if applicable and (ii) five Business Days after receipt by Morris Publishing and the Representative under the Refinanced Debt, if applicable, of such acceleration notice but only if such Event of Default is then continuing.

If an Event of Default specified in clause (6) or (7) of Section 6.1 with respect to Morris Publishing occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the first paragraph of this Section 6.2, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)           if the rescission would not conflict with any judgment or decree;

(2)           if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)           if Morris Publishing has paid the Trustee its reasonable compensation and reimbursed the Trustee for its related expenses, disbursements and advances; and

(5)           in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) of Section 6.1, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.  No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.3.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.4.	Waiver of Past Defaults.

The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.	Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and (e).

Section 6.6.	Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of satisfactory indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.	Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest on the Note, on or after the respective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.	Collection Suit by Trustee.

    If an Event of Default specified in Section 6.l (1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.	[Intentionally Omitted].

Section 6.10.	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee the Collateral Agent, or their respective agents (including accountants, experts or such other professionals as the Trustee or the Collateral Agent deems necessary, advisable or appropriate) and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other Obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee or the Collateral Agent or their respective agents and counsel, and any other amounts due the Trustee or the Collateral Agent under the Indenture Documents, including without limitation, under Section 7.7.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent or their respective agents and counsel, and any other amounts due the Trustee or the Collateral Agent under the Indenture Documents, including without limitation under Section 7.7, out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11.	Priorities.

If the Trustee collects any money pursuant to this Article, it shall, subject to the requirements of the Intercreditor Agreement, pay out the money in the following order:

First:  to the Trustee, the Collateral Agent, the Paying Agent, the Registrar and their agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and interest, respectively; and

Third:  to the Issuers, the Guarantors or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.

Section 6.12.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII.

TRUSTEE

Section 7.1.	Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)           this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(e)           No provision of this Indenture or the Security Documents shall require the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability.  Neither the Trustee nor the Collateral Agent shall be under any obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5, unless such Holder shall have offered to the Trustee and/or the Collateral Agent, as the case may be, security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           Anything to the contrary notwithstanding, in no event shall the Trustee or the Collateral Agent be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Trustee or the Collateral Agent has been apprised of the likelihood of such loss or damage.

Section 7.2.	Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys, accountants, experts and such other agents or professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such agent or professional appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficiently evidenced by a written order signed by two Officers of an Issuer.

(f)           The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 (other than under Section 6.1(1) or Section 6.1(2)) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 14.2 from the Issuers or any Holder of the Notes.

(g)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)           The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

(i)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(j)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

Section 7.3.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Issuers) to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default known to it within 90 days after it occurs.  Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.	Reports by Trustee to Holder of the Notes.

Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.7.	Compensation, Reimbursement and Indemnity.

The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Issuers and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

The Issuers and the Guarantors shall jointly and severally indemnify the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6), including the costs and expenses of enforcing this Indenture or any Guarantee against the Issuers or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Issuers, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.  The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld, conditioned or delayed.

The obligations of the Issuers under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

The obligations of the Issuers under this Section 7.7 shall not be subordinated to the payment of Senior Debt pursuant to Article X of the Intercreditor Agreement.  To secure the Issuers’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of, or interest on, particular Notes.  Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.  Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Issuers, for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The Issuers shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.	Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person that is eligible under Section 7.10, the successor Person without any further act shall be the successor Trustee.

Section 7.10.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11.	Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.	Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2.	Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(b)           the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(c)           the rights, powers, trust, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith; and

(d)           the Legal Defeasance provisions of this Article VIII.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.2, notwithstanding the prior exercise of their option under Section 8.3.

Section 8.3.	Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from their obligations under the covenants contained in Sections 3.9, 3.10, 3.11, 4.3, 4.5, 4.7 through 4.12, 4.13 (except with respect to the existence of each Issuer) and 4.14 through 4.30, both inclusive, and Section 5.1(2) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(3) through 6.1(13) shall not constitute Events of Default.

Section 8.4.	Conditions to Legal or Covenant Defeasance.

The following are the conditions precedent to the application of either Section 8.2 or 8.3 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           Morris Publishing must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)           in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)           the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)           since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Issuers or any of their Subsidiaries is a party or by which Morris Publishing or any of its Subsidiaries is bound;

(6)           the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;

(7)           the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8)           the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that:

(a)           the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under this Indenture; and

(b)           assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Issuers, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(9)           certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Section 8.5.	Deposited Money and U.S. Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than an Issuer) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, or interest on, the Notes, that such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Securities held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.	Repayment to the Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal, Redemption Price or Purchase Price of, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuers on their written request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Issuers, may cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.7.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with the Issuers’ election to apply either of Section 8.2 or 8.3 to all outstanding Notes, as the case may be, by reason of any order of judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuers and the Guarantors under this Indenture, and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.4 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.5; provided, however, that, if the Issuers make any payment with respect to any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.	Without Consent of Holders of Notes.

From time to time, the Issuers, the Guarantors and the Trustee, without the consent of the Holders, may amend this Indenture for purposes of curing ambiguities, defects or inconsistencies or adding a Guarantor under the Indenture so long as such change does not adversely affect the rights of any of the Holders in any material respect.  In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of the holders of any Senior Debt or Guarantor Senior Debt under the subordination provisions of this Indenture (including any defined terms as used therein) and the Intercreditor Agreement without the consent of each holder of Senior Debt or Guarantor Senior Debt affected thereby.

Section 9.2.	With Consent of Holders of Notes.

Except as provided below in this Section 9.2, the Issuers and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented, in each case, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes at maturity whose Holders must consent to an amendment;

(2)           reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)           reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4)           make any Notes payable in money other than that stated in the Notes;

(5)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Holder’s Note or Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)           after the Issuers’ obligation to purchase Notes arises hereunder, amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Event of Loss Offer or Net Proceeds Offer after an Event of Loss Trigger Date or a Net Proceeds Offer Trigger Date, respectively, or, after such Change of Control, Event of Loss or Asset Sale has occurred, modify any of the provisions or definitions with respect thereto;

(7)           modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

(8)           release Morris Publishing or any Guarantor that is a Significant Subsidiary of Morris Publishing from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

Upon the written request of the Issuers accompanied by a resolution of the Board of Directors (evidenced by an Officers’ Certificate) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel, the Trustee shall join with the Issuers in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3.	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and therefore binds every Holder.

Section 9.5.	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.	Trustee To Sign Amendment, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuers may not sign an amendment or supplemental Indenture until the Board of Directors approves such amendment or supplemental indenture.  In executing any amended or supplemental indenture, the Trustee shall receive, in addition to the documents required by Sections 14.4 and 14.5, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers’ Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

ARTICLE X.

SUBORDINATION

Section 10.1.	Notes Subordinated.

The payment of all Obligations on or relating to the Notes will be subordinated in right of payment to the payment of Obligations under the Refinanced Debt and/or Working Capital Facility in accordance with the Intercreditor Agreement, once executed by the parties thereto.  If and when the Issuers enter into an agreement for the Refinanced Debt and/or Working Capital Facility, the Collateral Agent, upon the request of the Issuers pursuant to an Officers' Certificate and an Opinion of Counsel (upon which the Collateral Agent shall be authorized and permitted to rely) certifying that:

(a) such Refinanced Debt and/or Working Capital Facility is authorized and permitted under the Indenture,

(b) the Intercreditor Agreement is either (i) in the form of the Intercreditor Agreement attached as Exhibit A to the Security Agreement (the “Intercreditor Agreement Form”) with only such changes to add the names of the parties thereto, the dates and the names of the facilities therein or (ii) approved by the Required Noteholders, such approval not to be unreasonably withheld or delayed, provided, that, the Required Noteholders shall not object or withhold consent to any provision in the Intercreditor Agreement that is unchanged from the Intercreditor Agreement Form, and

(c) the Intercreditor Agreement would accomplish the subordination contemplated by this Section 10.1,

shall, and each Holder by its acceptance of a Note hereby directs the Collateral Agent to, enter into the Intercreditor Agreement and any other related or ancillary documents or instruments necessary or desirable in furtherance of the foregoing (including without limitation account control agreements and other similar agreements and each of which additional documentation shall be specified in the Opinion of Counsel and Officers’ Certificate referenced above) to provide the lender of the Refinanced Debt and/or Working Capital Facility the benefits of the status of a holder of Senior Indebtedness (as defined in the Intercreditor Agreement Form ) and to subordinate the Obligations on or relating to the Notes to the obligations under the Refinanced Debt and/or Working Capital Facility to the same extent as the subordination of the Obligations relating to the Notes to the Senior Indebtedness (as defined in the Intercreditor Agreement Form) as contemplated under the Intercreditor Agreement Form.

Section 10.2.	Payments May Be Made Prior to Dissolution.

Nothing contained in this Article X or elsewhere in this Indenture shall prevent (i) the Issuers, except under the conditions described in the Intercreditor Agreement, from making payments at any time for the purpose of making payments of principal of, and interest on, the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by the Intercreditor Agreement, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in Section 10.3; provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of the Intercreditor Agreement shall otherwise be subject to the provisions of the Intercreditor Agreement.  The Issuers shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuers, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained in the Intercreditor Agreement.

Section 10.3.	Notice to Trustee.

The Issuers shall give prompt written notice to the Trustee of any fact known to the Issuers which would prohibit the making of any payment to or by the Trustee in respect of the

Notes pursuant to the provisions of the Intercreditor Agreement, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained in the Intercreditor Agreement.  Regardless of anything to the contrary contained in this Article X or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuers, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.  The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 10.3 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to the Intercreditor Agreement, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under the Intercreditor Agreement, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.4.	Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Issuers referred to in the Intercreditor Agreement, the Trustee, subject to the provisions of Article VII hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to the Intercreditor Agreement.

Section 10.5.	Trustee’s Relation to Senior Debt.

The Trustee and the Collateral Agent and any agent of the Issuers or the Trustee or the Collateral Agent shall be entitled to all the rights set forth in the Intercreditor Agreement with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or the Collateral Agent  or any such agent of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee and the Collateral Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X and the Intercreditor Agreement, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the

Trustee or the Collateral Agent.  Neither the Trustee nor the Collateral Agent shall be deemed to owe any fiduciary duty to the holders of Senior Debt.

Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

Section 10.6.	Noteholders Authorize Trustee To Effectuate Subordination of Notes.

Each Holder by its acceptance of a Note authorizes and expressly directs the Trustee and the Collateral Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in the Intercreditor Agreement, and appoints the Trustee and the Collateral Agent its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Issuers, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

Section 10.7.	The Intercreditor Agreement Not To Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of the Intercreditor Agreement will not be construed as preventing the occurrence of an Event of Default.

Section 10.8.	Trustee’s Compensation Not Prejudiced.

Nothing in this Article X will apply to amounts due to the Trustee (other than payments of Obligation owing to Holders in respect of Notes) pursuant to other sections of this Indenture.

ARTICLE XI.

GUARANTEE

Section 11.1.	Unconditional Guarantee.

Each Guarantor hereby unconditionally guarantees, on a senior subordinated basis jointly and severally, subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Issuers hereunder or thereunder, that:  (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section

11.3.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee.  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 11.2.	Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.3.	Limitation of Guarantor’s Liability.

Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of each other Guarantor under its Guarantee or pursuant to Section 11.5, result in the obligations of each Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 11.4.	Release of Guarantor.

(a)           The Guarantee of a Guarantor will be automatically and unconditionally released without any action on the part of the Trustee or the Holders of the Notes:  (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including, without limitation, by way of merger or consolidation), if the Issuers apply the Net Cash Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture; (2) in connection with any sale of all of the Capital Stock of that Guarantor, if the Issuers apply the Net Cash Proceeds of that sale in accordance with the applicable provisions of this Indenture; (3) if Morris Publishing designates that Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (4) upon the payment in full of the Notes.

In addition, concurrently with any Legal Defeasance or Covenant Defeasance, the Guarantors shall be released from all of their Obligations under their respective applicable Guarantees.

(b)           The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuers accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.4.

Section 11.5.	Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers’ obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee.  “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which the sum of (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 11.6.	Deferral of Subrogation.

Until all Obligations are paid in full, each Guarantor hereby irrevocably and unconditionally defers any claims or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the deferral set forth in this Section 11.6 is knowingly made in contemplation of such benefits.

Section 11.7.	Execution of Guarantee.

To evidence their Guarantees to the Holders set forth in this Article XI, the Guarantors hereby agree to execute the Guarantee in substantially the form attached hereto as Exhibit B, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee.  Each Guarantor hereby agrees that its Guarantee set forth in this Article XI shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  Each such Guarantee shall be signed on behalf of each Guarantor by one of its authorized Officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor.  Such signatures upon the Guarantee may be by manual or facsimile signature of such Officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such Officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such Officer of the Guarantor.

Section 11.8.	Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE XII.

COLLATERAL AND SECURITY

Section 12.1.	Security Documents; Intercreditor Agreement.

(a)           The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Obligors to the Holders or the Trustee under this Indenture, the Notes and the Guarantees, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents which the Obligors shall enter into on the Issue Date.  The Obligors shall deliver to the Collateral Agent copies of all documents executed pursuant to this Indenture or the Security Documents and shall do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, or reasonably necessary or advisable to establish, perfect and maintain the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Guarantees secured hereby and thereby, according to the intent and purposes herein and therein expressed.  The Issuers shall, and shall cause their Subsidiaries to, at their own expense, take all reasonable actions as reasonably necessary or advisable to establish, maintain and perfect a security interest in and continuing Lien on all of the Collateral in favor of the Collateral Agent for the benefit of the Holders, superior to the rights of all third Persons, except for holders of Senior Debt, and subject to no Liens other than Permitted Liens and other Liens permitted by this Indenture or the Security Documents.  Without limiting the generality of the foregoing, the Issuers shall execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, and fixture filings and such mortgages, or deeds of trust in all places necessary to establish, maintain and perfect the Liens purported to be provided for in the Security Documents.

(b)           Each Holder, by its acceptance of a Note:

(1)           irrevocably appoints and designates the Collateral Agent to act as its agent under this Indenture and the Security Documents (and by its signature below, the Collateral Agent accepts such appointment);

(2)           authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, to take such action on its behalf and in the Collateral Agent’s designated capacity under the provisions of this Indenture and the Security Documents and to perform its obligations and exercise its rights expressly designated to it hereunder and thereunder in accordance herewith and therewith;

(3)           consents and agrees to the terms of each Security Document as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith; and

(4)           appoints and authorizes the Collateral Agent to enter into the Intercreditor Agreement as provided in Section 10.1 and to act under and in accordance with the terms of the Intercreditor Agreement.

Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Holders.

The duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have a trust relationship with any Holder, obligor or any other Person by reason of this Indenture or any of the Security Documents.

(c)           The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Indenture and the Security Documents to which the Collateral Agent is a party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Security Documents or otherwise shall exist on the part of the Collateral Agent.  The conferral upon the Collateral Agent of any right shall not imply a duty on the Collateral Agent’s part to exercise such right, unless instructed to do so by the Required Noteholders in accordance with this Indenture

(d)           The Collateral Agent may perform its duties under this Indenture and the Security Documents to which the Collateral Agent is a party by or through receivers, agents, attorneys-in-fact and employees.  The Collateral Agent may consult with and employ legal counsel, and shall be entitled to act or refrain from acting upon, and shall be fully authorized and protected in taking, or refraining from taking, action in reliance upon any advice or opinion given by legal counsel.

(e)           The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, consent, certificate, affidavit, letter, certification, statement, notice or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of legal counsel (including without limitation, counsel to the Company or any Obligor).  The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document.  The Collateral Agent shall have no liability for failing or refusing to take any action under this Indenture or the Security Documents unless it shall first receive such advice, direction, instruction or concurrence of the Holders as is required hereunder; and the Collateral Agent has the right to seek instructions from the Holders before acting or electing not to act under this Indenture and/or the Security Documents.  The Collateral Agent shall in all cases have no liability in acting, or refraining from acting, under this Indenture and the Security Documents in accordance with a direction or instruction from the Required Noteholders, and such direction or instruction and any action taken or failure to act pursuant thereto shall be binding upon all the Holders.

(f)           The Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default unless a responsible officer of the Collateral Agent has received written notice from the Company or the Required Noteholders specifying the occurrence and nature thereof and stating that such notice is a “notice of default”.  The Collateral Agent shall take such action with respect to any Default or Event of Default as shall be directed by the Required Noteholders.

(g)           The Collateral Agent shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture or any Security Document or instrument referred to or provided for herein or therein, except to the extent that any of the foregoing are found by a final, nonappealable decision of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct.  The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any obligor of any obligations under this Indenture and the Security Documents.  The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Security Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of any Security Document; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor; or for any failure of any Obligor to perform its obligations under this Indenture and the Security Documents.  The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of this Indenture and the Security Documents, or the satisfaction of any conditions precedent contained in any Security Documents.  The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents without the express written direction of the Required Noteholders.  The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Security Documents.

(h)           No provision of this Indenture or the Security Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers unless the Collateral Agent shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto.  Notwithstanding anything to the contrary contained in this Indenture or any of the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any such remedy if the Collateral Agent has determined that the Collateral Agent may incur personal liability as the result of the presence at, or release on or from, the Collateral, of any hazardous substances unless the Collateral Agent has received security or indemnity in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.  Without limiting the foregoing, the Collateral Agent shall not be required to take any enforcement or other type of action under any account control agreement (including without limitation the sending of a notice of exclusive control or other similar action) unless the Collateral Agent shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto.

(i)           The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto.  Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral, including without limitation the properties under the Mortgages, and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral, including without limitation the properties under the Mortgages, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act 42 U.S.C.  §§  9601 et seq., as amended.

(j)           This Article XII, the Security Agreement and the other Security Documents (other than the Intercreditor Agreement) will be subject to the terms, limitations and conditions set forth in any Intercreditor Agreement, except as to such terms, limitations and conditions that relate to the rights, duties and immunities of the Trustee and the Collateral Agent, which shall be subject to the terms hereof.

Section 12.2.	Recording and Opinions.

The Issuers and the Guarantors shall furnish to the Trustee no later than June 30 in each year beginning with March 31, 2011, an Opinion of Counsel, dated as of such date, either:

(a)           (A) to the effect that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain perfection of the Lien of the Security Documents and reciting with respect to the security interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) to the effect that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interest in the Collateral; or

(b)           to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

The Issuers will otherwise comply with the provisions of TIA § 314(b).

Section 12.3.	Release of Collateral.

(a)           Subject to subsections (b), (c) and (d) of this Section 12.3 and the Intercreditor Agreement, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby.  In addition, subject to the terms of the Intercreditor Agreement, upon the request of the Company pursuant to an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under the Indenture have been met, then (at the sole cost and expense of the Company) the Collateral Agent shall release (or cause to be released) Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company will apply the Net Cash Proceeds in compliance with Section 4.10.  Upon receipt of such Officers’ Certificate and Opinion of Counsel the Collateral Agent shall promptly execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreement.

(b)           No Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents and the Intercreditor Agreement unless the certificate required by this Section 12.3 has been delivered to the Collateral Agent.

(c)           The release of any Collateral from the terms of this Indenture, the Security Documents and the Intercreditor Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents, this Indenture and the Intercreditor Agreement.  To the extent applicable, the Issuers shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Issuers in the exercise of reasonable care.

Section 12.4.	Additional Collateral.

If at any time, the Issuers or any Guarantor acquires in fee simple any real property or any entity which owns in fee simple any real property becomes a Guarantor, which real property has a fair market value of at least $3 million, in either case as determined in good faith by the Company’s Board of Directors, the Issuers or such Guarantor shall, grant to the Collateral Agent, for the benefit of the Holders, a Mortgage or Amended and Restated Mortgage, as appropriate, on such real property that is not already covered by the Security Documents.  All such Mortgages, shall be in form and substance reasonably satisfactory to the Required Noteholders.  In connection therewith, within 60 days following such request, the Issuers shall deliver or caused to be delivered such Mortgage, proper fixture filings under the UCC on Form UCC-1, Opinion of Counsel, subordination, nondisturbance and attornment agreement, assignment of leases, landlord consent, tenant estoppel certificate, survey and insurance certificates and such other customary documents relating to the Mortgages that the Required Noteholders may reasonably request, in each case, in form and substance reasonably satisfactory to the Required Noteholders.

Section 12.5.	Certificates of the Issuers.

(a)           The Issuers shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents and the Intercreditor Agreement:

(1)           all documents required by TIA § 314(d); and

(2)           an Opinion of Counsel, which may be rendered by internal counsel to the Issuers to the effect that such accompanying documents constitute all documents required by TIA § 314(d).

(b)           The Trustee, to the extent permitted by Sections 7.1 and 7.2 hereof, and the Collateral Agent may accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

(c)           Notwithstanding anything to the contrary in this Section 12.5, the Issuers shall not be required to comply with all or any portion of TIA § 314(d) if they determine, in good faith based on advice of counsel, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC or its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to one or a series of releases of Collateral or the SEC will not take any action against the Issuers for failure to comply with, or that the Issuers are exempt from, all or any portion of TIA § 314(d).  Any determination made pursuant to this Section 12.5 shall be binding on the Trustee, without the further action of the Trustee and the Trustee shall not be liable for any determination made by the Issuers in connection with TIA § 314(d)

Section 12.6.	No Determination by the Trustee.

In the event that the Issuers wish to release Collateral in accordance with the Security Documents and the Intercreditor Agreement and has delivered the certificates and documents required by the Security Documents, the Intercreditor Agreement and Sections 12.3 and 12.5 hereof, the Trustee will be entitled to rely on an Opinion of Counsel stating that it has received all documentation required by TIA § 314(d) in connection with such release.

Section 12.7.	Authorization of Actions to Be Taken by the Trustee and the Collateral Agent Under the Security Documents.

The Trustee shall, upon the instructions of the Required Noteholders, direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a)           enforce any of the terms of the Security Documents and the Intercreditor Agreement; and

(b)           collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder and under the Notes and the Guarantees.

(c)           Subject to the provisions of the applicable Security Documents, each Holder by acceptance of any Notes agrees that the Collateral Agent shall execute and deliver the Security Documents to which it is a party, and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof.  For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Security Documents or the Intercreditor Agreement and shall not be required to take any action or make or give any determination, consent, approval, request or direction without the written direction of the Required Noteholders.

(d)           Prior to the occurrence of an Event of Default, the Company may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreement.  After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted hereby or thereby.

The Collateral Agent shall, upon the instruction of the Required Noteholders, have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, this Indenture or the Intercreditor Agreement, and such suits and proceedings as are expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Collateral Agent).

Section 12.8.	Action by the Trustee or Collateral Agent.

In each case that the Trustee or the Collateral Agent may or is required hereunder or under any Security Document, the Intercreditor Agreement or any other document relating to the Indenture to take any action on behalf of the Holders (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document, the Intercreditor Agreement, or any other document relating to the Indenture,  the Trustee and the Collateral Agent may seek direction from the Required Noteholders.  Neither the Trustee nor the Collateral Agent shall be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Required Noteholders.  If the Trustee or the Collateral Agent shall request direction from the Required Noteholders with respect to any Action, the Trustee and the Collateral Agent shall be entitled to refrain from such Action unless and until the Trustee or the Collateral Agent shall have received direction from the Required Noteholders, and the Trustee and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

Notwithstanding anything to the contrary in this Indenture, any Security Document or the Intercreditor Agreement in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by the Security Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents, the Intercreditor Agreement or the security interests or Liens intended to be created thereby.

Section 12.9.	Replacement of Collateral Agent.

Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Company, the Trustee and the Holders.  Upon receipt of such notice, the Company shall appoint a successor Collateral Agent.  Upon acceptance by a successor Collateral Agent of an appointment to serve as Collateral Agent hereunder and under the Security Documents, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, duties and obligations of the retiring Collateral Agent without further act but the retiring Collateral Agent shall continue to have the benefits of the compensation, reimbursement and indemnification set forth in this Indenture and the Security Documents.  Notwithstanding any Collateral Agent’s resignation, the provisions of this Article XII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Collateral Agent.  Any successor to Wilmington Trust FSB by merger or acquisition of stock or acquisition of the corporate trust business shall continue to be Collateral Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

Section 12.10.	Authorization of Receipt of Funds by the Collateral Agent Under the Security Documents.

The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents and the Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Security Documents and the Intercreditor Agreement.

Section 12.11.	Termination of Security Interest.

Subject to the Intercreditor Agreement, upon the full and final payment and performance of all Obligations of the Obligors under this Indenture, the Notes and the Guarantees or in connection with the discharge of all Obligations (exclusive of Obligations expressly stated to survive pursuant to Article VII and Article VIII) under the Notes, the Guarantees and this Indenture as described under Article VIII and Article XIII (including a release of Guarantees under Section 11.4 hereunder or designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture), the Issuers shall deliver an Officers’ Certificate to the Collateral Agent stating that such Obligations have been paid in full or discharged, as the case may be, and instruct the Collateral Agent to release, and the Collateral Agent shall release, the Liens pursuant to this Indenture, the Intercreditor Agreement and the Security Documents.

Section 12.12.	Conflicts Between Indenture and Security Documents.

If any conflict or inconsistency exists between this Indenture and any of the Security Documents, this Indenture shall govern; provided, however, that to the extent a Security Document is governed by a law other than the internal laws of the State of New York, this Indenture shall not require that the internal laws of the State of New York govern such Security Document; and provided, further, that to the extent the Indenture or the other Indenture Documents conflict with the Intercreditor Agreement, the Intercreditor Agreement shall govern.

ARTICLE XIII.

SATISFACTION AND DISCHARGE

Section 13.1.	Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as set forth below) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)           either:

(a)           all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)           all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)           the Issuers have paid all other sums payable under this Indenture by Morris Publishing; and

(3)           the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the Issuers’ obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7, 7.8, 14.2, 14.3 and 14.4, and the Trustee’s and Paying Agent’s obligations in Section 13.2 shall survive until the Notes are no longer outstanding.  Thereafter, only the Issuers’ obligations in Section 7.7 shall survive.

Section 13.2.	Application of Trust.

All money deposited with the Trustee pursuant to Section 13.1 shall be held in trust and, at the written direction of the Issuers, be invested prior to maturity of any payment Obligations in U.S. Government Securities, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE XIV.

MISCELLANEOUS

Section 14.1.	Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under the TIA to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 14.2.	Notices.

Any notice or communication by the Issuers or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers:

Morris Publishing Group, LLC
725 Broad Street
Augusta, Georgia 30901
Attention:  Craig S. Mitchell
Fax: (706) 722-7125

With a copy to:

Hull Barrett, PC
801 Broad Street, 7th Floor
Augusta, Georgia 30901
Attention:  Mark S. Burgreen
Fax:  (706) 722-9779

If to the Trustee:

Wilmington Trust FSB
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-1605
Fax: (302) 636-4149

The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.3.	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 14.4.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers and/or any Guarantor to the Trustee to take any action under this Indenture, the Issuers and/or any Guarantor shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.5.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.6.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.7.	No Personal Liability of Directors, Managers, Officers, Employees, Members and Stockholders.

No director, officer, employee or member of Morris Publishing, Morris Finance, the Guarantors, Morris Communications or any Subsidiary of any of them, as such, will have any liability for any obligations under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, those obligations or their creation.  Each holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of each Note.  That waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Section 14.8.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 14.9.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Morris Publishing or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10.	Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.11.	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.12.	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.13.	Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

MORRIS PUBLISHING GROUP, LLC

By:
Name: Craig S. Mitchell
Title: Senior Vice President, Finance

MORRIS PUBLISHING FINANCE CO.

By:
Name: Craig S. Mitchell
Title: Senior Vice President, Finance

YANKTON PRINTING COMPANY
BROADCASTER PRESS, INC.
THE SUN TIMES, LLC
HOMER NEWS, LLC
LOG CABIN DEMOCRAT, LLC
ATHENS NEWSPAPERS, LLC
SOUTHEASTERN NEWSPAPERS COMPANY, LLC
STAUFFER COMMUNICATIONS, INC.
FLORIDA PUBLISHING COMPANY
THE OAK RIDGER, LLC
MPG ALLEGAN PROPERTY, LLC
MPG HOLLAND PROPERTY, LLC

By:
Name: Craig S. Mitchell
Title: Senior Vice President, Finance

SOUTHWESTERN NEWSPAPERS COMPANY, L.P.

By:	Morris Publishing Group, LLC its General Partner

By:
Name: Craig S. Mitchell
Title: Senior Vice President, Finance

WILMINGTON TRUST FSB, solely as Trustee and Collateral Agent

By:
Name: Patrick J. Healy
Title: Vice President

SCHEDULE A

GUARANTORS

Yankton Printing Company

Broadcaster Press, Inc.

The Sun Times, LLC

Homer News, LLC

Log Cabin Democrat, LLC

Athens Newspapers, LLC

Southeastern Newspapers Company, LLC

Stauffer Communications, Inc.

Florida Publishing Company

Southwestern Newspapers Company, L.P.

The Oak Ridger, LLC

MPG Allegan Property, LLC

MPG Holland Property, LLC

SCHEDULE B

LIST OF ACCEPTABLE FINANCIAL INSTITUTIONS

1.	Amarillo National Bank, P.O. Box 1, Amarillo, TX 79105

2.	Bank of America, N.A., 800 5th Avenue, Mail Code WA1-501-08-21, Seattle, WA 98104

3.	First National Bank Alaska, 1751 Gamble Street, Anchorage, AK 99510

4.
Synovus Financial Corp., P.O. Box 120, Columbus, GA 31902, for itself and on behalf of all of its affiliates, including, but not limited to, Columbus Bank and Trust Company, 1148 Broadway, Columbus, GA 31901

5.	Wachovia Bank, National Association, Mail Address Code 1129-072, 301 South Tryon Street, Floor M-7, Charlotte, NC 28288

6.	Wells Fargo Bank, National Association, Mail Address Code N1794-013, 101 North Phillips Avenue, 1st Floor, Sioux Falls, SD 57104

SCHEDULE C

LIST OF PROPERTIES SUBJECT TO A MORTGAGE

	Property Owner Name	Property Location	Municipal Address of Property

1.	Southeastern Newspapers Company, LLC	Juneau, AK	3100 Channel Drive, Juneau, AK
2.	Athens Newspapers, LLC	Clarke County, GA	1 Press Place, Athens, GA 30601
3.	Southeastern Newspapers Company, LLC	Richmond County, GA	721, 723, 725-731 & 735-737 Broad Street, 712-718 Reynolds Street and 127 Seventh Street, Augusta, GA 30901
4.	Morris Publishing Group, LLC	Shawnee County, KS	616 Jefferson Street, Topeka, KS 66606
5.	Morris Publishing Group, LLC	Crow Wing County, MN	506 James Street NW, Brainerd, MN 56401
6.	Southwestern Newspapers Company, LP	Potter County, TX	909 South Van Buren & 900 South Harrison Street, Amarillo, TX 79101
7.	Southwestern Newspapers Company, LP	Lubbock County, TX	702 & 707 Avenue J, Lubbock, TX 79401
8.	Morris Publishing Group, LLC	St. Johns County, FL	1 News Place, St. Augustine, FL 32086
9.	Morris Publishing Group, LLC	Duval County, FL	1 Riverside Avenue, Jacksonville, FL 32202

EXHIBIT A1

FORM OF NOTE

(Face of Note)

MORRIS PUBLISHING GROUP, LLC

MORRIS PUBLISHING FINANCE CO.

FLOATING RATE SECURED NOTE DUE 2014

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

1 NTD: Sections of the Note that track Indenture will be conformed to Indenture upon its finalization.

2      To be included only if the Note is issued in global form.

MORRIS PUBLISHING GROUP, LLC

MORRIS PUBLISHING FINANCE CO.

FLOATING RATE SECURED NOTE DUE 2014

CUSIP No. _______
No.___________	$________________

Interest Payment Dates:  January 1, April 1, July 1, October 1

Record Dates:  December 15, March 15, June 15, September 15

MORRIS PUBLISHING GROUP, LLC, a Georgia limited liability company (the “Company”), and MORRIS PUBLISHING FINANCE CO., a Georgia corporation (“Morris Finance” and, together with the Company, the “Issuers,” which term includes any successor entity under the Indenture hereinafter referred to), as joint and several obligors, for value received, promise to pay to CEDE & CO., or registered assigns, the principal sum of ______________ Dollars on September 1, 2014.3

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[Signatures on following page]

3 NTD: Maturity date to be 4 years and 6 months after issuance.

IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

MORRIS PUBLISHING GROUP, LLC

By:
Name:
Title:

By:
Name:
Title:

MORRIS PUBLISHING FINANCE CO.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Floating Rate Secured Notes due 2014 referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, as Trustee

By: Authorized Signatory

Dated:

(Back of Note)

Floating Rate Secured Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           Interest.  The Issuers promise to pay interest on the principal amount of this Note in accordance with the following terms:

(a)           during such time that any Refinanced Debt is outstanding, this Note shall accrue interest (the “Refinance Term Interest”) at the aggregate rate of 5% plus the highest regular interest rate payable on such Refinanced Debt, provided that in any event, the Refinance Term Interest shall not be lower than 10% per annum.  During the period when Refinance Term Interest is accruing on this Note, such Refinance Term Interest shall be payable 50% in cash, payable quarterly in arrears, and 50% as PIK Interest, compounded quarterly in arrears.  By way of example, if the Refinanced Debt has a per annum interest rate of 7%, the per annum interest rate of this Note shall be 12% and shall be payable 6% in cash and 6% in PIK Interest; and

(b)           during such time that no Refinanced Debt is outstanding, this Note shall accrue cash interest at the rate of 10% per annum, payable quarterly in arrears, until maturity.

The Issuers will pay interest quarterly on January 1, April 1, July 1, and October 1 each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 1, 2010.  The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) during any period in which an Event of Default has occurred and is continuing (including any interest on overdue principal, Redemption Price and Purchase Price and on overdue installments of interest (without regard to any applicable grace period)) at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful, which excess rate shall be paid in cash.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.            Method of Payment.  The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on December 15, March 15, June 15, and September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  The Notes will be payable as to principal, Redemption Price, Purchase Price, interest (whether cash interest or PIK Interest, subject to the next paragraph), at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and cash interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent.  Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

All PIK Interest payable pursuant to this Note will be payable by [increasing the principal amount of this Note by an amount equal to the amount of PIK Interest for the applicable quarterly interest period (rounded up to the nearest whole dollar) (or, if necessary, pursuant to requirements of the Depositary or otherwise, to authenticate a new Global Note executed by the Issuers with such increased principal amount)]4  [issuing additional Notes in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and the Trustee will, at the request of the Issuers, authenticate and deliver such PIK Notes for original issuance to the Holder of this Note on the relevant record date]5.  If the Company is required to pay PIK Interest on any Interest Payment Date it must deliver, not less than 45 days prior to such Interest Payment Date, an authentication order to the Trustee specifying the aggregate amount of PIK Interest to be paid through increases in the Global Note and through the issuance of additional Notes; provided, that the Issuers shall deliver an updated authentication order on the day preceding an Interest Payment Date to the extent modifications in the amount of PIK Interest to be paid are needed in accordance with the terms of the Indenture due to the continuation or cessation of an Event of Default.  On the relevant Interest Payment Date, the Trustee shall, at the request of the Issuers, record increases in the Global Note and authenticate additional Notes, as appropriate, in the aggregate principal amounts required to pay the PIK Interest then due.

3.            Paying Agent and Registrar.  Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers may act in any such capacity so long as no Event of Default has occurred and is continuing.

4.            Indenture and Guarantees; Security Documents and Intercreditor Agreement.  The Issuers are issuing the Notes on the Issue Date under an Indenture dated as of March 1, 2010 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb).

4      For Global Notes only.

5      For Certificated Notes only.

The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  The Notes are general obligations of the Issuers.  Payment on each Note is guaranteed on a secured basis, jointly and severally, by the Guarantors pursuant to Article XI of the Indenture.  The Notes are secured by the Collateral as set forth in the Security Documents, subject to the terms of the Intercreditor Agreement.

5.            Optional Redemption.  The Issuers may redeem any or all of the Notes at any time, upon not less than 30 nor more than 60 days’ prior notice in amounts of $1,000 or an integral multiple thereof at the Redemption Prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning on the Issue Date or the anniversary of the Issue Date of the years indicated below:

Year	Redemption Price

2010	103.000%
2011	102.000%
2012	101.000%
2013 and thereafter	100.000%

in each case together with accrued and unpaid interest on the Notes redeemed to the Redemption Date.

If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate.

6.           Repurchase upon Application of Excess Proceeds.

(a)           Not later than the 17th Business Day of each month (each an “Excess Cash Flow Payment Date”), commencing on the first full calendar month following the Issue Date, if the Issuers have Excess Free Cash Flow for the one-month period ended on the last day of the previous month (each such period,  “Excess Cash Flow Period”), the Company shall apply an amount equal to 100% of the amount of such Excess Free Cash Flow to amortize outstanding Indebtedness, including accrued interest, fees and all other amounts owing thereon, in the following priority, (i) Indebtedness under the Working Capital Facility, (ii) Indebtedness under the Refinanced Debt (if applicable); and (iii) Indebtedness under the Tranche B Loan and to redeem the Notes on a pro rata basis; provided that the order of priority as between the indebtedness described in clauses (i) and (ii) may be reversed in accordance with the terms of such indebtedness.  The Notes shall be redeemed at a redemption price of 100% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest to the date of redemption.

(b)            Any prepayment pursuant to this Paragraph 6 shall be made pursuant to the provisions of Sections 3.2 through 3.6 and Section 3.11 of the Indenture.

7.           Notice of Redemption.  Subject to the provisions of the Indenture, a notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days

(or 45 days in the case of mandatory redemption) before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address; provided, that in the case of a redemption pursuant to Section 3.11 of the Indenture, the notice of redemption shall be mailed as soon as practicable before the Redemption Date.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption; provided, that in the case of a redemption pursuant to Section 3.11 of the Indenture, the principal amount of Notes to be redeemed or repurchased shall be in amounts of $1.00 or integral multiples of $1.00.

8.            Repurchase at Option of Holder.  Sections 3.9, 4.10 and 4.21 of the Indenture provide that after an Event of Loss, an Asset Sale, or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Issuers shall make an offer to purchase certain amounts of Notes at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes, to the repurchase date, in accordance with the procedures set forth in the Indenture.

9.            Denominations, Transfer, Exchange.  The Notes are in registered form without coupons and issued in integral multiples of $1.00 (in each case with a minimum denomination of at least $1.00).  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

10.          Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.          Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture, the Notes and the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers’ or any Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

12.          Defaults and Remedies.  Events of Default include:  (i) default for 30 days in the payment when due of interest, on the Notes; (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable at maturity, upon redemption, repurchase or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer, Net Proceeds Offer or an Event of Loss Offer); (iii) default of any covenant contained in the Indenture for 30 days after notice to Morris Publishing by the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes outstanding (except in the case of a default with respect to Sections 3.9, 4.10, 4.21 and 5.1 of the Indenture which will constitute an Event of Default with such notice requirement but without the passage of time requirement); (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of Morris Publishing or any Restricted Subsidiary of Morris Publishing, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by Morris Publishing or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness is $5.0 million or more or the aggregate amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million; (vi) certain events of bankruptcy or insolvency with respect to the Morris Publishing, Morris Finance or any Significant Subsidiary of Morris Publishing, (vii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture), (viii) the actual or asserted invalidity or impairment of any material provision in the Indenture or any other Indenture Document delivered in connection with the Issuance of the Notes or pursuant to the Indenture, (ix) (a) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under the Indenture and under the respective Security Documents), (b) except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or (c) the enforceability thereof shall be contested by Morris Publishing, Morris Finance or any Guarantor; (x) the interest rate payable on the Refinanced Debt exceeds LIBOR plus 970 basis points, as calculated on a per annum basis, provided that if the Refinanced Debt bears a fixed rate of interest, such determination shall be made on the date such Refinanced Debt is incurred; (xi) any Obligor or Restricted Subsidiary makes a payment of cash interest on the Tranche B Loan or makes any principal payment on, purchases, redeems, prepays or otherwise acquires for cash, any portion of the Tranche B Loan prior to the payment in full in cash of the Obligations under the Indenture, except as expressly provided in this Indenture or in connection with the Required Refinancing.

If any Event of Default (other than those arising from certain events of bankruptcy or insolvency described in the Indenture) occurs and is continuing, the Trustee or the

Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that if there are any amounts outstanding under the Refinanced Debt, if applicable, the Notes shall not become due and payable until the first to occur of (i) an acceleration under the Refinanced Debt, if applicable and (ii) five Business Days after receipt by Morris Publishing and the representative under the Refinanced Debt, if applicable, of such acceleration notice but only if such Event of Default is then continuing.  Upon any such declaration, the entire principal amount of, and accrued and unpaid interest, on the Notes shall become immediately due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to payment on any Note) if it determines that withholding notice is in their interest.  The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, or interest on any Notes.  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.           Trustee Dealings with the Issuers.  Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates as if it were not Trustee.

14.           No Recourse Against Others.  No past, present or future director, manager, officer, employee, incorporator (or Person forming any limited liability company), agent, member or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           Discharge Prior to Maturity.  If the Issuers deposit with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Issuers will be discharged from the Indenture, except for certain Sections thereof.

18.           Governing Law.  The Indenture, the Guarantees and this Note shall be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.  Each of the Issuers, the Guarantors and the Trustee  irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture and the Notes, and irrevocably accept for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.  Each of the Issuers, the Guarantors and the Trustee irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuers or any Guarantor in any other jurisdiction.

19.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Request may be made to:

Morris Publishing Group, LLC
725 Broad Street
Augusta, Georgia 30901
Attention:  Craig S. Mitchell

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name address and zip code)

and irrevocably appoint
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Participant in recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have all or any portion of this Note purchased by the Issuers pursuant to Section 3.9 (“Change of Control Offer”), Section 4.10 (“Net Proceeds Offer”) or Section 4.21 (“Net Loss Offer”) of the Indenture, check the applicable boxes:

	Net Loss or Net Proceeds Offer:	Change of Control Offer:

	in whole	in whole

	in part	in part

	Amount to be purchased: $	Amount to be purchased: $

Dated:		Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Participant in recognized signature guarantee medallion program)

Social Security Number or Taxpayer Identification Number:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Certificated Note or increases for a payment of PIK Interest, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

_____________________________
*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Issuers under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article XI of the Indenture and this Guarantee.  This Guarantee will become effective in accordance with Article XI of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 1, 2010 among Morris Publishing Group, LLC, a Georgia limited liability company (the “Company”) and Morris Publishing Finance Co., a Georgia corporation (“Morris Finance” and, together with the Company, the “Issuers”), as joint and several obligors, each of the Guarantors named therein and Wilmington Trust FSB, as trustee (the “Trustee”) and  collateral agent (as amended or supplemented, the “Indenture”).

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

[Signatures on following page]

B-1

This Guarantee is subject to release upon the terms set forth in the Indenture.

YANKTON PRINTING COMPANY
BROADCASTER PRESS, INC.
THE SUN TIMES, LLC
HOMER NEWS, LLC
LOG CABIN DEMOCRAT, LLC
ATHENS NEWSPAPERS, LLC
SOUTHEASTERN NEWSPAPERS COMPANY, LLC
STAUFFER COMMUNICATIONS, INC.
FLORIDA PUBLISHING COMPANY
THE OAK RIDGER, LLC
MPG ALLEGAN PROPERTY, LLC
MPG HOLLAND PROPERTY, LLC

By:
Name: Craig S. Mitchell
Title: Senior Vice President, Finance

SOUTHWESTERN NEWSPAPERS COMPANY, L.P.

By:	Morris Publishing Group, LLC its General Partner

By:
Name: Craig S. Mitchell
Title: Senior Vice President, Finance

B-2